                                                                   Exhibit 99.3

                                                         AS EXECUTED - CONFORMED


                              AMENDED AND RESTATED
                          LICENSE AND OPTION AGREEMENT


                                     BETWEEN


                                    ASTRA AB


                                       AND


                                ASTRA MERCK INC.

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I   DEFINITIONS.....................................................    2


ARTICLE II  LICENSE GRANTS BY KB............................................   11
   Section 2.1 Group A and Group B Compounds................................   11
   Section 2.2 Group C Compounds............................................   11
   Section 2.3 Exercise of Option...........................................   13
   Section 2.4 Provision for Assignment of Options..........................   14
   Section 2.5 Abandonment..................................................   14
   Section 2.6 Combinations.................................................   15
   Section 2.7 Sublicense of Certain New Processes..........................   15
   Section 2.8 Licenses of Certain Rights Outside the Territory.............   16


ARTICLE III FDA APPROVAL; NEW CLAIMS; FURNISHING COMPOUNDS..................   16
   Section 3.1 FDA Approval.................................................   16
   Section 3.2 New Claims or Formulations...................................   19


ARTICLE IV  MARKETING AND MANUFACTURING.....................................   20
   Section 4.1 Commencement; Continuation...................................   20
   Section 4.2 Quality in Marketing.........................................   20


ARTICLE V   [OMITTED].......................................................   21


ARTICLE VI  SUBLICENSES.....................................................   21


ARTICLE VII PAYMENTS........................................................   21
   Section 7.1 Royalties....................................................   21
   Section 7.2 Payment, Reports and Records.................................   22
   Section 7.3 Group E Payments, Reports, Records and Forecasts.............   24


ARTICLE VIII GROUP A COMPOUNDS AND GROUP B COMPOUNDS........................   26


ARTICLE IX  PATENT APPLICATIONS; INFRINGEMENT...............................   26
   Section 9.1 Applications.................................................   26
   Section 9.2 Infringement.................................................   27
   Section 9.3 Reexamination and Reissue....................................   33
   Section 9.4 Cooperation..................................................   34

   Section 9.5 Maintenance Fees.............................................   34
   Section 9.6 Candesartan Cilexetil; Turbuhaler............................   34
   Section 9.7 Selected Compounds and Selected Uses.........................   35


ARTICLE X   TECHNICAL INFORMATION; CONFIDENTIALITY..........................   35
   Section 10.1 Exchange of Information.....................................   35
   Section 10.2 Confidentiality and Permitted Disclosure....................   36

ARTICLE XI  TRADEMARKS; IDENTIFICATION; INFRINGEMENT........................   37
   Section 11.1 Use ........................................................   37
   Section 11.2 Samples, Labels and Advertising Material....................   37
   Section 11.3 Infringement................................................   37


ARTICLE XII DISCLAIMER AND LIMITATION OF LIABILITY..........................   38
   Section 12.1 Disclaimer..................................................   38
   Section 12.2 Limitation on Damages.......................................   38


ARTICLE XIII TERM AND RIGHTS UPON TERMINATION, REJECTION, OR ASSIGNMENT.....   38
   Section 13.1 Term .......................................................   38
   Section 13.2 Rights of KB on Termination, Rejection or Assignment of
               Licenses or Options for Licenses.............................   39
   Section 13.3 Return of Data..............................................   39
   Section 13.4 Effect of Termination.......................................   39


ARTICLE XIV ARBITRATION.....................................................   39
   Section 14.1 Arbitration.................................................   39


ARTICLE XV  GENERAL PROVISIONS..............................................   39
   Section 15.1 Entire Agreement............................................   39
   Section 15.2 Binding Effect; Assignment..................................   40
   Section 15.3 Applicable Law..............................................   41
   Section 15.4 Notices.....................................................   41
   Section 15.5 Waiver or Modification......................................   42
   Section 15.6 Expenses....................................................   42
   Section 15.7 Enforceability..............................................   42
   Section 15.8 Section and Other Headings..................................   42
   Section 15.9 Reasonable Efforts..........................................   43
   Section 15.10 Further Assurances.........................................   43
   Section 15.11 Affiliates.................................................   43
   Section 15.12 No Agency, etc.............................................   43
   Section 15.13 Events of Force Majeur.....................................   43

ARTICLE XVI TERMINATION OF RIGHTS...........................................   44
   Section 16.1 Termination of Rights and Reversion to Licensee.............   44
   Section 16.2 Reversion to KB.............................................   46
   Section 16.3 Compliance Certificate; Audit Rights........................   48

EXHIBIT A   - APPROVED COUNSEL

EXHIBIT B   - EXCEPTED COMPOUNDS

EXHIBIT C   - LICENSED PATENTS

EXHIBIT D   - THERAPEUTIC CATEGORIES

EXHIBIT E   - RESTRICTIONS WITH RESPECT TO CERTAIN GROUP C COMPOUNDS

EXHIBIT F   - PRECLINICAL AND CLINICAL STUDIES

EXHIBIT G   - FORM OF COMMON AND JOINT INTEREST AGREEMENT

EXHIBIT H   - PRINCIPLES FOR COOPERATION ON PRILOSEC PATENT ISSUES

                              AMENDED AND RESTATED
                          LICENSE AND OPTION AGREEMENT

      This Agreement made as of the 12th day of July, 1982, as amended and restated as of the 1st day of July, 1998, by and between Astra AB, a company limited by shares organized and existing under the laws of Sweden and formerly known as AB Astra ("KB"), and Astra Merck Inc., a corporation organized and existing under the laws of the State of Delaware and formerly known as Astra/Merck, Inc. ("KBI" or "Licensee").

                                 R E C I T A L S

      WHEREAS, the Parties entered into that certain License and Option Agreement made as of July 12, 1982, as heretofore amended (the "Original Agreement"), pursuant to which KB granted and Licensee obtained licenses, and options for licenses, to make, have made, use and sell in the Territory under Licensed Patents, Technical Information and Trademarks certain pharmaceutical compounds which KB (or any of its Affiliates) has developed or acquired and certain other pharmaceutical compounds which KB (or any of its Affiliates) may discover, develop or acquire, all subject to the terms and conditions provided for and referred to in the Original Agreement, to the end that all such pharmaceutical compounds will be developed and marketed in the Territory;

      WHEREAS, the parties desire to amend and restate the Original Agreement;

      WHEREAS, KB, Licensee and certain of their respective Affiliates have entered into that certain Master Restructuring Agreement (as hereinafter defined), which provides for KB and Licensee to enter into this Amended and Restated License and Option Agreement;

      WHEREAS, it is contemplated by the parties hereto that certain rights under this Agreement relating to the Trademarks (as hereinafter defined), the Selected Compounds (as hereinafter defined) and the Selected Uses (as hereinafter defined) will be assigned by Licensee to KBI Sub (as hereinafter defined), a wholly-owned subsidiary of Licensee, and then further assigned by such subsidiary to the Partnership (as hereinafter defined);

      WHEREAS, it is contemplated by the parties hereto that the remaining rights of Licensee under this Agreement will be assigned to KBI-E (as hereinafter defined), a wholly-owned subsidiary of Licensee;

      WHEREAS, following such assignments, all references to "Licensee" hereunder shall mean, when referring to matters relating to the Trademarks, Selected Compounds and Selected Uses, the Partnership and, when referring to matters relating to all other Compounds and uses, KBI-E;

      WHEREAS, it is contemplated by the parties hereto that KBI-E will appoint the Partnership as its sole and exclusive distributor with respect to products containing Licensed Compounds to which KBI-E will have rights as the assignee of KBI, subject to certain exceptions to be set forth in the Distribution Agreement (as hereinafter defined);

      WHEREAS, KBI-E proposes to contract with the Partnership, pursuant to the Distribution Agreement, for the Partnership to provide certain services on behalf of KBI-E which shall fulfill certain obligations of KBI-E, as assignee of KBI hereunder, and to exercise certain rights of KBI-E, as assignee of KBI hereunder;

      WHEREAS, KB and KBI-E desire that certain information concerning Distribution Compounds (as hereinafter defined) be provided directly to the Partnership and that certain information be provided by the Partnership directly to KB;

      WHEREAS, for the purpose of providing for the supply of Distribution Products (as defined in the Distribution Agreement) to the Partnership (or any permitted assignee) and Exclusive Second Look Products and Non-Exclusive Second Look Products (each as defined in the Manufacturing Agreement) to any permitted sublicensee or distributor of KBI-E, it is contemplated that KBI-E will grant to KBI the right to make and have made Distribution Products for the sole purposes of enabling KBI to supply Distribution Products to the Partnership (or such permitted assignee) and Exclusive Second Look Products and Non-Exclusive Second Look Products to any permitted sublicensee or distributor of KBI-E, and KBI is entering into the KBI Supply Agreement (as hereinafter defined) with the Partnership for the sole purpose of supplying Distribution Products and Distribution Compounds (as hereinafter defined) to the Partnership (or such assignee) in fulfillment of KBI-E's supply obligation to the Partnership under the Distribution Agreement; and

      WHEREAS, it is contemplated that KBI will enter into the Manufacturing Agreement (as hereinafter defined) for the purpose of establishing arrangements under which TR and KB will supply to KBI certain of KBI's requirements for Distribution Products for the sole purpose of satisfying KBI's obligations to the Partnership under the KBI Supply Agreement, and TR and KB are willing to perform such supply on the terms and subject to the conditions therein set forth.

      NOW, THEREFORE, in consideration of the premises and the covenants and conditions herein contained, the Parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      Unless specifically set forth to the contrary herein, the following terms shall have their indicated meanings when used in this Agreement.

      Abandoned Compound shall have the meaning defined in Section 2.5.

      Accounting Procedures shall mean GAAP, including, without limitation, (i) accruing for reserves at the time of sale for estimated product returns, (ii) recording cash discounts as taken by customers and (iii) establishing reserves on an accrual basis for estimated managed care rebates/chargebacks at the time of product sale.

      Active Development Program shall have the meaning defined in the Distribution Agreement.

      Actively Marketing shall have the meaning defined in the Distribution Agreement.

      Affiliate shall mean, with respect to any Person, any other Person controlling, controlled by, or under common control with, such Person. The term "control" of a Person shall mean direct or indirect ownership of more than 50% of the outstanding voting stock of a corporation or voting interest in a non-corporate Person.

      Alternate Producer shall have the meaning defined in the Manufacturing Agreement.

      Amendment and Restatement Date shall mean July 1, 1998.

      Ancillary Agreements shall have the meaning defined in the Master Restructuring Agreement.

      Approved Counsel shall mean any law firm listed on Exhibit A; provided, however, Licensee may remove from Exhibit A any law firm at any time and replace such law firm with any other law firm that has not represented TR within the three-year period prior to the commencement of any representation by such law firm of Licensee with regard to any matter described in Article IX, and that is not representing TR at the time of such representation of Licensee.

      Calendar Year shall mean each 12-month period commencing on January 1 and ending on December 31.

      Clinical Supply Agreement shall mean that certain Clinical Supply Agreement dated as of the Amendment and Restatement Date by and between KB and the Partnership, as such agreement is amended, modified, supplemented or restated from time to time.

      Combination shall mean any Licensed Compound in combination with one or more other therapeutically active ingredients (including any other Licensed Compound).

      Common and Joint Interest Agreement shall have the meaning defined in
Section 9.2(b)(i).

      Compound shall mean any pharmaceutical compound, and the salts and esters thereof, which is suitable for use in human medicine.

      Confidential Information shall have the meaning defined in the Master Restructuring Agreement.

      Covered Compound shall mean any Licensed Compound, Group D Compound, Group E Compound and KB USA Product.

      De Minimis Infringement shall mean any infringement, potential infringement or suspected infringement in the Territory with respect to any Licensed Patent where the economic effect, taken as a whole, of such infringement, potential infringement or suspected infringement on such Licensed Patent would be de minimis (for example, sales for laboratory or research purposes or sales of minimal commercial value).

      Discontinuation Notice shall have the meaning defined in Section 16.2(a).

      Discontinued Licensed Compound shall have the meaning defined in Section 16.2(a).

      Discretionary Compounds shall have the meaning defined in the KBI-E Asset Option Agreement.

      Distribution Agreement shall mean that certain Distribution Agreement dated as of the Amendment and Restatement Date by and between KBI-E and the Partnership, as such agreement is amended, modified, supplemented or restated from time to time.

      Distribution Compound shall have the meaning set forth in the Distribution Agreement; provided, however, that in the event that the Partnership's rights to a Distribution Compound under the Distribution Agreement are non-exclusive, "Distribution Compound" shall refer to such Compound to the extent of the Partnership's rights and obligations with respect thereto and shall not refer to such Compound to the extent of the rights and obligations of KBI-E with respect thereto.

      Events of Force Majeure shall have the meaning defined in Section 15.13.

      Excepted Compounds shall mean the Compounds listed on Exhibit B.

      Exempted Combination shall have the meaning defined in the Distribution Agreement.

      FDA shall mean the United States Food and Drug Administration and any successor agency having substantially the same functions.

      First Commercial Sale shall mean, with respect to any Person, the first sale of a Licensed Compound in the Territory by such Person (or any of its Affiliates) or any sublicensee or distributor of any of the foregoing to any Non-Affiliate or non-sublicensee or non-distributor thereof following approval by the FDA of an NDA for such Compound.

      Full Costs shall mean, in respect of any specific project, the sum of (a) the direct costs incurred solely for such project, (b) the expenses allocated to such project and (c) the costs of capital employed in connection with such project. Any calculation of costs or expenses referred to in clause (a) or (b) shall be made using the usual accounting system then employed by the Party performing such project and any calculation of costs of capital referred to in clause (c) shall be made, in respect of the costs of capital of KB or the Partnership, in accordance with the principles set forth in Exhibit IVA to the Manufacturing Agreement and, in respect of the costs of capital of KBI-E, in accordance with the principles set forth with respect to TR in Exhibit III to the Manufacturing Agreement.

      GAAP shall have the meaning defined in the Master Restructuring Agreement.

      Generic Challenge Certification shall mean a Paragraph IV Certification filed by an applicant under 21 U.S.C. Section 355(b)(2)(A)(iv) for a 21 U.S.C.
Section 355(b)(2) application, or a Paragraph IV Certification filed by an applicant under 21 U.S.C. Section 355(j)(2)(A)(vii)(IV) for a 21 U.S.C.
Section 355(j)(1) application, in accordance with the applicable FDA regulations in connection therewith, including, but not limited to, 21 C.F.R.
Section 314.50(i)(1)(A)(4) and 21 C.F.R. Section 314.94(a)(12)(i)(A)(4), as
applicable, and any subsequent amendments to such statutes or regulations.

      Group A Compound shall mean the Compound tocainide.

      Group B Compounds shall mean the Compounds felodipine and omeprazole.

      Group C Compounds shall mean the Compounds rofleponide, remacemide, candesartan cilexetil, perprazole [H199/18], budesonide for the treatment of inflammatory bowel disease in humans (K50-51) and ropivacaine for the treatment of inflammatory bowel disease in humans (K50-51), and any Compound that as of the Amendment and Restatement Date has been, or hereafter is, discovered, developed or acquired by KB (or any of its Affiliates), including without limitation any acquired by license, other than (i) any Group A Compound, (ii) any Group B Compound, (iii) nisin, bucindolol and balsalazide, (iv) any KB USA Compound, (v) terbutaline sulphate, formoterol, foscarnet and bambuterol, and
(vi) Compounds listed on Exhibit B as Excepted Compounds.

      Group D Compound shall have the meaning defined in the Master Restructuring Agreement.

      Group E Compound shall have the meaning defined in the Master Restructuring Agreement.

      Group E Product shall have the meaning defined in the Master Restructuring Agreement.

      Group E Products Contingent Amount shall have the meaning defined in the Master Restructuring Agreement.

      IND shall mean an Investigational New Drug Application made in accordance with applicable regulations and requirements of the FDA as from time to time in effect.

      Information Package shall have the meaning defined in Section 2.3(b).

      Initial Agreements shall have the meaning defined in the Master Restructuring Agreement.

      KB's Manufacturing Process shall mean in respect of any Licensed Compound any process (or step thereof) used (or planned to be used) by KB (or any of its Affiliates or subcontractors) prior to or on the date such process has been satisfactorily demonstrated pursuant to Section 4.3(c) of the TR Licenses or Section 6.04(g) or 7.05(f) of the Manufacturing Agreement for manufacturing or preparing (i) such Licensed Compound (including any intermediate of such Licensed Compound and any dosage form of such Compound included in the initial NDA for such Compound), but excluding packaging except to the extent referred to in clause (ii) below, and
(ii) any device for the administration of such Licensed Compound if such device is either unique to such Compound or is used by KB (or any of its Affiliates) in the marketing of such Compound anywhere in the world; and any improvements or New Processes thereafter used by KB (or any of its Affiliates) in respect of the manufacture or preparation of such Licensed Compound or device; provided, however, that KB's Manufacturing Process shall not include any process or improvement (x) to the extent KB (or any of its Affiliates) does not have access to such process or improvement or may not license or otherwise authorize the use thereof by Licensee or (y) which is both (1) not so used at the principal facility for the manufacture or preparation for KB (or any of its Affiliates) of such Licensed Compound (or such intermediate or dosage form) or device and (2) not material to such manufacture or preparation; provided, further, that notwithstanding anything to the contrary contained in this Agreement, but except as specifically provided in the proviso in Section 16.1(d), KB shall not be obligated to provide Licensee with any information, data or know-how relating to the formulation of quantities of Licensed Compounds delivered through the Turbuhaler or to the filling or packaging of the Turbuhaler device, including, without limitation, technologies or information relating to the Turbuhaler itself.

      KBI Sub shall mean KBI Sub Inc., a corporation organized and existing under the laws of the State of Delaware.

      KBI Supply Agreement shall mean that certain KBI Supply Agreement by and between KBI and the Partnership dated as of the Amendment and Restatement Date, as such agreement is amended, modified, supplemented or restated from time to time.

      KBI-E shall mean Astra Merck Enterprises Inc., a corporation organized and existing under the laws of the State of Delaware.

      KBI-E Asset Option Agreement shall mean that certain KBI-E Asset Option Agreement dated as of the Amendment and Restatement Date by and among KB, TR, KBI and KBI-E, as such agreement is amended, modified, supplemented or restated from time to time.

      KBLP shall mean KB USA, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

      KB USA Compound shall have the meaning defined in the Master Restructuring Agreement.

      KB USA Product shall have the meaning defined in the Master Restructuring Agreement.

      Licensed Compound shall mean any (i) Group A Compound, (ii) Group B Compound, or (iii) Group C Compound licensed to Licensee under Article II.

      Licensed Patents shall mean (A) those patent applications and any divisions or continuations thereof and unexpired United States patents set forth in Exhibit C; (B) any United States patent or patent application and any division or continuation thereof which during the term of this Agreement is owned by KB (or any of its Affiliates) or as to which KB (or any of its Affiliates) has licensing rights in the Territory and (i) which claims any Licensed Compound or compositions containing it or its methods of use, or intermediates employed in the manufacture or preparation of such Licensed Compound, or (ii) which claims any device for the administration of any Licensed Compound and which device is either unique to such Compound or is used by KB (or any of its Affiliates) in the marketing of such Compound anywhere in the world, or (iii) which claims any of KB's Manufacturing Processes; and (C) any reissue or extension of any of the foregoing patents.

      Manufacturing Agreement shall mean that certain Second Amended and Restated Manufacturing Agreement dated as of the Amendment and Restatement Date, as such agreement is amended, modified, supplemented or restated from time to time.

      Market Exclusivity shall have the meaning defined in the Master Restructuring Agreement.

      Master Restructuring Agreement shall mean that certain Master Restructuring Agreement dated as of June 19, 1998 among KB, TR, KBI, KB USA, Inc., a corporation organized and existing under the laws of the State of New York, KBLP, KBI-E, KBI Sub, TR Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, and the Partnership, as such agreement is amended, modified, supplemented or restated from time to time.

      NDA shall mean a New Drug Application made in accordance with applicable regulations and requirements of the FDA as from time to time in effect.

      Net Sales shall mean for any period the total amount required to be recorded for such period in the manner provided in Section 7.2(b) or Section 7.3(b) by Licensee and its Affiliates (or, in the case of Section 2.2(c), by KB and its Affiliates) and its and their sublicensees, distributors and subdistributors on its and their books and records, in each case in accordance with the Accounting Procedures, with respect to sales in the Territory of Compounds for any use (whether in human medicine or otherwise) to its and their Non-Affiliates, non-sublicensees, non-distributors and non-subdistributors after deducting (if not already deducted in the amount recorded) trade discounts, rebates, returns and allowances, retroactive price reductions or adjustments, and 5% of the amount recorded to cover cash discounts ("fast pay"), sales or excise taxes, transportation, and insurance charges; provided, however, that Net Sales shall not include sales by any sublicensee under any Required Sublicense. If a Licensed Compound is combined with one or more other Compounds, one hundred percent (100%) of Net Sales of such Combination shall be included. Net Sales shall not include sales to a Person to the extent sales by such Person are included in Net Sales.

      New Process shall mean any process (or step thereof) developed or acquired by KB (or any of its Affiliates) for the manufacture or preparation of (i) any Licensed Compound (including any intermediate of such Licensed Compound or any dosage form of such Compound) or (ii) any device for the administration thereof which is either unique to such Licensed Compound or is used by KB (or any of its Affiliates) in the marketing of such Compound anywhere in the world, after the date KB's Manufacturing Process for such Licensed Compound has been satisfactorily demonstrated pursuant to Section 4.3(c) of the TR Licenses or Section 6.04(g) or 7.05(f) of the Manufacturing Agreement; provided, however, New Process shall not include any such process which is licensed to KB (or any of its Affiliates) from any of KB's Non-Affiliates, unless Licensee is sublicensed with respect to such New Process pursuant to Section 2.7.

      Non-Affiliate shall mean, with respect to any Person, any other Person which is not an Affiliate of such Person.

      Non-Performance Notice shall have the meaning defined in Section 16.2(b).

      Original Execution Date shall mean July 12, 1982.

      Option Notice shall have the meaning defined in Section 2.3(a).

      Parenteral Form shall mean any route of administration of a Compound by injection, including without limitation intravenous, intramuscular, subcutaneous or intraspinal.

      Partnership shall mean Astra Pharmaceuticals, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

      Partnership Agreement shall mean that certain Limited Partnership Agreement by and between KBLP, as General Partner, and KBI Sub, as Limited Partner, dated as of the Amendment and Restatement Date, as such agreement is amended, modified, supplemented or restated from time to time.

      Party shall mean KB or Licensee.

      Patent Committee shall mean a committee appointed by the Board of Directors of KBI-E consisting of between one and three officers of KBI-E. The members of the Patent Committee may be employees of TR, and KBI-E shall cause the head of patent litigation at TR to be a member of such committee; provided, however, that the Patent Committee will not include any representative of TR from TR's research and development or marketing departments. No designee or representative of KB may be a member of the Patent Committee.

      Patent Matter shall have the meaning defined in Section 9.2(a).

      Person shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of a similar nature.

      Phase II Clinical Evaluation shall constitute, with respect to any Compound, all tests and studies in patients which are required by the FDA from time to time, pursuant to regulations, guidelines or otherwise, to obtain sufficient data to initiate Phase III Clinical Evaluation of such

Compound.

      Phase III Clinical Evaluation shall constitute, with respect to any Compound, all tests and studies using an extensive patient base which are required to provide substantial evidence of efficacy and safety to obtain FDA approval of an NDA for such Compound, including, but not limited to, all tests and studies which are currently required by the FDA, pursuant to regulations, guidelines or otherwise, as Phase III tests and studies for such Compound.

      Product Composition shall mean, with respect to any Licensed Compound, the quantitative and qualitative composition of the dosage forms, including both the active and inert ingredients, of such Licensed Compound.

      Product Definition shall mean the pharmaceutical dosage forms of a Licensed Compound for sale, including without limitation its color, size, shape and markings, as specified in Section 3.1(a)(i)(B).

      Regulatory Outlicense shall have the meaning defined in the Master Restructuring Agreement.

      Required Sublicense shall mean any sublicense of a Licensed Compound in the Territory, the grant of which by Licensee (or any of its Affiliates) is (x) ordered by any decision of any administrative body or court of competent jurisdiction which decision Licensee (or any such Affiliate) has determined not to appeal or seek judicial review of or (y) otherwise required by law; provided, however, any sublicense granted by Licensee (or any such Affiliate) pursuant to a consent decree or settlement agreement entered into by Licensee (or any such Affiliate) or pursuant to clause (y) above, without the prior consent of KB, which consent shall not be unreasonably withheld, shall not be deemed a Required Sublicense; provided, further, that any Regulatory Outlicense shall not be deemed a Required Sublicense.

      Selected Compounds shall have the meaning defined in the Selected Compounds Contribution Agreement.

      Selected Compounds Contribution Agreement shall have the meaning defined in the Master Restructuring Agreement.

      Selected Uses shall have the meaning defined in the Selected Compounds Contribution Agreement.

      Special Losses shall have the meaning defined in Section 12.2.

      SPL shall mean Swedish Pharmaceuticals Limited, a corporation organized and existing under the laws of the State of New York.

      Subsidiary shall have the meaning defined in the Partnership Agreement (other than the last sentence thereof).

      Technical Information shall mean all scientific and technical information, data, and know-how possessed by KB (or any of its Affiliates) applicable to any Licensed Compound including, without limitation, (i) research and preclinical and clinical data; (ii) information, data and know-how relating to any device for the administration of a Licensed Compound which is unique to such Compound or which is used by KB (or any of its Affiliates) in the marketing of such Compound anywhere in the world; and (iii) information, data and know-how relating to any of KB's Manufacturing Processes.

      Territory shall mean the United States of America, its territories and possessions.

      Therapeutic Category shall mean each category of disease or disorder listed on Exhibit D.

      TR shall mean Merck & Co., Inc., a corporation organized and existing under the laws of the State of New Jersey.

      TR Licenses shall mean collectively (i) that certain License and Option Agreement between KB and SPL, made as of the Original Execution Date, and (ii) that certain License Agreement between TR and KB Pharmaceutical Products, Inc., a New York corporation now known as KB USA Inc., made as of the Original Execution Date.

      Trademarks shall mean trademarks with respect to any and all Licensed Compounds which have been, or currently or hereafter are, registered in the Territory or for which a United States trademark application with respect to any Licensed Compound is filed in the Territory and which during the term of this Agreement is owned by KB (or any of its Affiliates) or as to which KB (or any of its Affiliates) has licensing rights in the Territory. Such Trademarks include, without limitation, Prilosec(R), Losec(R), Lexxel(R), Tonocard(R), Plendil(R), Entocort(R), Ambicin(R), Atacand(R), Zelmid(R), Distrohaler(R), Hyprenan(R), Mistohaler(R), Roxiam(R) and Oxeze(R).

      Trigger Event shall have the meaning set forth in the Master Restructuring Agreement.

      Turbuhaler shall mean the dry powder delivery systems commonly known as the Turbuhaler(R) system, as the same may be renamed from time to time, which systems are primarily used for inhalation or nasal administration of Compounds, and any modifications or variations or improvements thereto or thereof, and the quantities of any Compound or the composition thereof contained in, delivered or administered through such systems. Any reference to the manufacture of Turbuhaler or Turbuhaler systems shall include the manufacture of the dry powder delivery device, the formulation of the quantities of the Compounds for use in the Turbuhaler(R) system from the bulk chemical form of such Compounds and the filling and finishing of such devices and the packaging of such systems but it shall not include the manufacture of such bulk chemical form of such Compounds.

      Weighted Net Sales shall have the meaning defined in the Master Restructuring Agreement.

                                   ARTICLE II

                              LICENSE GRANTS BY KB

      Section 2.1 Group A and Group B Compounds. KB hereby grants on behalf of itself and, with respect to the Compound tocainide, on behalf of KB USA, Inc., to Licensee an exclusive license under all Licensed Patents, Trademarks and Technical Information to make, have made, use and sell each Group A Compound and Group B Compound in any form in the Territory with the right to sublicense; provided, however, KB (and its Affiliates) shall retain the nonexclusive, licensable right to make, have made, use and sell any intermediate employed in the manufacture or preparation of any Group A or Group B Compound.

      Section 2.2 Group C Compounds. KB on behalf of itself and each of its Affiliates hereby grants Licensee an option to acquire an exclusive license under all Licensed Patents, Trademarks and Technical Information for each Group C Compound as to which there exists at any time after November 1, 1994 either
(i) a United States patent, owned by KB (or any of its Affiliates), or as to which KB (or any of its Affiliates) has licensing rights in the Territory, claiming such Compound, any of its methods of use or any composition containing it or (ii) an application (or any division or continuation thereof) for a United States patent filed by KB (or any of its Affiliates) or as to which KB (or any of its Affiliates) has licensing rights in the Territory claiming such Compound, any of its methods of use or any composition containing it, to make, have made, use and sell such Compound in any form in the Territory with the right to sublicense, provided that:

            (a) If a Group C Compound will have only an intravenous route of administration and will not have an antibiotic, anticancer or antiviral use, Licensee will not have an option for a license for the Territory for such Group C Compound.

            (b) If a Group C Compound is primarily for dental or anesthetic use, Licensee will not have an option for a license for the Territory for such Group C Compound.

            (c) (i) In the case of (x) any Group C Compound acquired by or licensed to KB (or by or to any of its Affiliates) from any of its Non-Affiliates, including any Group C Compound acquired by (or the control of which is acquired by) or licensed to KB (or any of its Affiliates) by reason of the acquisition by KB (or any of its Affiliates) of a controlling interest in any Person, (y) any Group C Compound discovered by any Non-Affiliate of KB and jointly developed by KB (or any of its Affiliates) and such Non-Affiliate or (z) any Group C Compound covered by a joint research agreement entered into by KB (or any of its Affiliates) with any of its Non-Affiliates prior to April 28, 1981, Licensee's option for such Group C Compound will be only for such rights as KB (or any of its Affiliates) may, consistent with applicable law or the terms of any such acquisition, license or joint research or development agreement, grant to Licensee, and shall be subject to any obligation of KB and its Affiliates with respect to payments to Non-Affiliates of KB computed as a percentage of net sales in the Territory applicable to such rights.

                (ii) In the event that KB (or such Affiliate) may not grant to Licensee the right to make and have made any such Group C Compound in the Territory, (A) such Compound shall be a Selected Compound as provided in the Selected Compounds Contribution Agreement, (B) KB shall grant (or cause to be granted) to the Partnership pursuant to this Agreement and the Selected Compounds Contribution Agreement such rights as KB may grant for such Compound in the Territory, in which case such Compound shall be deemed a Group D Compound as provided in the Master Restructuring Agreement, and such grant shall be subject to any payment and other obligations applicable to such rights, and (C) if such rights may not be granted to the Partnership, such Compound shall be deemed a Group E Compound asprovided in the Master Restructuring Agreement.

                (iii) In the event that any Compound is deemed a Group E Compound, KB (or such Affiliate) shall pay to Licensee the Group E Products Contingent Amount with respect to Net Sales by KB and its Affiliates of products containing such Group E Compound in the manner provided in Section 7.3; provided, however, if a Combination contains a Group E Compound, no Group E Product Contingent Amount shall be paid to the extent that KBI has received the Agreed Mark-Up (as defined in the KBI Supply Agreement) with respect to such Combination pursuant to KBI Supply Agreement. Subject to Section 3.14 of the Master Restructuring Agreement, Licensee shall have no other rights, claims or demands, in law or in equity, with respect to KB's inability to provide such rights to Licensee.

                (iv) KB shall give KBI-E written notice promptly after the acquisition or license of any such Group D Compound or Group E Compound and of the grant of such rights to the Partnership or another Affiliate of KB, as the case may be. Such notice shall be given no later than two months after the Phase II Clinical Evaluation for such Compound has been completed. With respect to any such Compound acquired by KB (or any of its Affiliates) as to which Phase II Clinical Evaluation has been completed, such notice shall be given no later than two months after such acquisition.

            (d) In the case of each Group C Compound, KB shall retain the nonexclusive, licensable right to make, have made, use and sell any intermediate employed in the manufacture or preparation of such Group C Compound.

            (e) If any Compound, other than a Licensed Compound or a Compound covered by any patent or patent application referred to in clause (i) or
      (ii) of this Section 2.2, is being marketed in the Territory by any Person or governmental entity for use in human medicine and thereafter a new use is discovered for such Compound and KB (or any of its Affiliates) owns, or obtains licensing rights under, any patent or patent application for such new use in the Territory, with the result that such Compound becomes subject to an option pursuant to this Section 2.2, the option for such Compound shall be limited to an option to acquire (x) an exclusive license (subject to the exceptions provided above) from KB (or any of its Affiliates) under such patent or patent application for such new use and
      (y) a nonexclusive license under Technical Information to make, have made, use and sell such Compound for such new use in any form in the Territory with the right to sublicense.

      Prior to the Amendment and Restatement Date, KB granted Licensee licenses pursuant to the terms and conditions of this Agreement for the Group C Compounds rofleponide, remacemide, candesartan cilexetil, and perprazole (H199/18). KB hereby confirms that licenses hereunder for such Group C Compounds are in effect; provided, however, that the licenses for remacemide and candesartan cilexetil are subject to the limitations summarized in Exhibit E hereto.

      KB and Licensee hereby agree that the Compounds budesonide and ropivacaine, in both cases for the treatment of inflammatory bowel disease in humans (K50-51), are Group C Compounds and Licensed Compounds.

      Section 2.3 Exercise of Option. (a) KB shall notify Licensee of each Group C Compound with respect to which notification has not been given prior to the Amendment and Restatement Date as to which Licensee will have an option pursuant to Section 2.2 (an "Option Notice") no later than two months after the Phase II Clinical Evaluation for such Compound has been completed. With respect to any Group C Compound acquired by KB (or any of its Affiliates) as to which such Phase II Clinical Evaluation has been completed, such Option Notice shall be given no later than two months after such acquisition. The Option Notice shall identify such Compound by its generic name, its tentative indications and the patents relevant to such Compound.

      (b) Subject to Section 2.3(d), simultaneously with the giving of such Option Notice or prior thereto, KB will provide Licensee (or, at the election of KB in the case of Distribution Compounds, the Partnership) with all relevant information with respect to testing through the completion of Phase II Clinical Evaluation for such Compound excluding any information regarding KB's Manufacturing Process (the "Information Package").

      (c) Subject to Section 2.3(d), from time to time after the giving of such Option Notice KB will provide Licensee (or, at the election of KB in the case of Distribution Compounds, the Partnership) with a reasonable quantity of samples of such Compound, and such additional scientific, technical, and other information in the possession of KB (or any of its Affiliates) relating to such Compound, as Licensee (or, in the case of Distribution Compounds, the Partnership) shall reasonably request in order to make a scientific, legal and business evaluation of the development and marketing potential in the Territory of such Compound; provided, however, that KB shall not be required to provide information regarding KB's Manufacturing Process.

      (d) Except as provided in the Distribution Agreement, KBI-E shall have neither access nor any other rights with respect to the Information Package or any samples and scientific, technical and other information made available to the Partnership pursuant to this Section 2.3 or otherwise with respect to any Group C Compound in the event the Partnership is the exclusive distributor of products containing such Compound. In the event, however, that the Partnership is not the exclusive distributor of products containing such Compound because it does not wish to exercise its option to do so pursuant to Section C of the Distribution Agreement, KBI-E shall notify KB thereof and KB shall promptly thereafter deliver to KBI-E the Information Package, samples and other information specified in Sections 2.3(b) and 2.3(c).

      (e) Licensee shall be deemed to have exercised such option and accepted the license for such Group C Compound if Licensee does not notify KB within one hundred twenty (120) days of receipt of such Option Notice that it rejects a license for such Group C Compound. If Licensee provides KB with a notice that it rejects a license for such Group C Compound by the end of such one hundred twenty (120) day period, the option and the rights of Licensee under this Agreement shall terminate with respect to such Group C Compound. If Licensee exercises such option, such Compound will become a Licensed Compound subject to all of the terms and conditions of this Agreement.

      Section 2.4 Provision for Assignment of Options. If a Trigger Event occurs, certain options granted in Section 2.2 shall be assigned in accordance with Section 3.15(h) of the Master Restructuring Agreement.

      Section 2.5 Abandonment. (a) With respect to any Group C Compound covered by Section 2.2 as to which KB has given, or is required to give, Licensee the Option Notice provided in Section 2.3 and as to which Licensee has not yet exercised its option and obtained a license pursuant to Section 2.3, KB may, for any reason whatsoever at any time, decide that neither it nor any of its Affiliates will develop, continue to develop, or have developed for it such Group C Compound any place in the world (an "Abandoned Compound"). In such event, KB shall no later than 30 days after such decision notify Licensee of such decision and Licensee shall no longer have an option to acquire a license for such Compound. In the event KB (or any of its Affiliates) thereafter decides to institute or reinstitute a development program with respect to such Abandoned Compound, KB shall no later than 30 days following such decision notify Licensee of such decision and Licensee shall have an option to acquire a license therefor pursuant to Sections 2.2 and 2.3 as a Group C Compound.

      (b) With respect to any Group C Compound as to which KB has not given, and will not be required to give, Licensee the Option Notice provided in Section 2.3 (but not with respect to any Group C Compound excluded under Section 2.2), neither KB nor any of its Affiliates shall be under any obligation to Licensee to develop, continue to develop, or have developed for it, such Compound. In the event KB (or any of its Affiliates) decides to sell, license or transfer such an undeveloped Compound or any indication or use of such undeveloped Compound in the Territory to any of its Non-Affiliates, KB shall notify Licensee in writing of its intent to sell, license or transfer such undeveloped Compound or such indication or use and, within fifteen (15) days of receipt of such notice, Licensee shall notify KB whether or not it will consent to such sale, license or transfer of such undeveloped Compound or such indication or use in the Territory, such consent not to be unreasonably withheld. If Licensee consents to such sale, license or transfer of such undeveloped Compound or such indication or use, KB (or such Affiliate) and Licensee shall share equally in all proceeds received by KB (or such Affiliate) relating to the Territory in connection with such sale, license or transfer. If Licensee does not consent to such sale, license or transfer of such undeveloped Compound or such indication or use, KB shall not proceed with such sale, license or transfer of such undeveloped Compound or such indication or use in the Territory.

      (c) Licensee (or, in the case of Distribution Compounds, the Partnership) may recall or effect a market withdrawal of a product containing a Licensed Compound at any time, after consultation with KB. In addition, KB, after consultation with Licensee (or, in the case of Distribution Compounds, the Partnership), may, at any time, demand a recall or market withdrawal of a product containing a Licensed Compound, and, if so requested, Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to) promptly effect such recall or market withdrawal. Licensee (or, in the case of Distribution Compounds, the Partnership) and, if applicable, KB (if KB has demanded such recall or market withdrawal), shall coordinate the recall or market withdrawal. The costs relating to a recall or market withdrawal shall be borne as set forth in the KBI Supply Agreement and the Manufacturing Agreement.

      Section 2.6 Combinations. Any Combination now or hereafter discovered, developed or acquired (including, without limitation, any acquired by license) by KB or Licensee (or any of their respective Affiliates) shall be treated as a Group C Compound; provided, however, that if such Combination contains a Covered Compound other than a Licensed Compound, such Combination shall be treated as a Group D Compound or a Group E Compound as provided in Schedule 1.2 to the Master Restructuring Agreement; provided, further, however, if a Combination containing a KB USA Compound, a Group D Compound or a Group E Compound contains a Licensed Compound, any royalties payable pursuant to Section 7.1 for the Licensed Compound contained in such Combination shall be payable with respect to such Combination. Such royalties shall not apply to Lexxel(R). For purposes of this Agreement, the Combination product Logimax(R) shall not be treated as a Group C Compound and shall be treated as a KB USA Product.

      Section 2.7 Sublicense of Certain New Processes. If KB (or any of its Affiliates) is offered a license for a New Process by a Non-Affiliate of KB and such Non-Affiliate is willing to extend rights in the Territory to Licensee, KB shall promptly notify Licensee of such offer and the proposed terms and conditions thereof and, to the extent applicable under the Manufacturing Agreement, shall provide Licensee with such information in the possession of KB (or any of its Affiliates) relating to such New Process which KB is permitted to disclose to Licensee by such Non-Affiliate. As promptly thereafter as practicable, Licensee shall advise KB of its interest in obtaining a sublicense to such New Process for the Territory. If such a sublicense is obtained, the royalties or other amounts payable by Licensee to KB (or any of its Affiliates) under any such sublicense, in addition to the amounts payable by Licensee to KB pursuant to Sections 7.1 and 7.2, shall be determined in the same manner and under the same formula as those payable by KB (or any of its Affiliates) to such Non-Affiliate with respect to the rights sublicensed to Licensee.

      Section 2.8 Licenses of Certain Rights Outside the Territory. If KB shall consent pursuant to Section 4.08 of the Manufacturing Agreement to the manufacture by TR or an

Alternate Producer (either directly or through their respective Affiliates or subcontractors) of a Product (as defined in the Manufacturing Agreement) outside the Territory, KB shall, to the extent required, grant (and shall cause its Affiliates to grant) to TR or such Alternate Producer, Affiliate or subcontractor a non-exclusive license to manufacture such Product in such country for the sole purpose of permitting TR or such Alternate Producer, Affiliate or subcontractor to exercise its rights under Section 4.08 of the Manufacturing Agreement solely in connection with performing its obligations under such Manufacturing Agreement, it being understood that the grant of such license will not imply that KB has any rights under any patents or other intellectual property of any Non-Affiliates of KB. Notwithstanding the foregoing, KB shall not be obligated, for purposes of permitting such manufacturing of any such Product in any country outside the Territory, to obtain for the benefit of Licensee or TR or any Alternate Producer, Affiliate or subcontractor, as the case may be, any intellectual property rights with respect to such country that are not then owned or held by KB or any of its Affiliates.

                                  ARTICLE III

                 FDA APPROVAL; NEW CLAIMS; FURNISHING COMPOUNDS

     Section 3.1 FDA Approval. KB and Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to) use reasonable efforts to obtain and maintain FDA approval of an NDA for each Licensed Compound for use in human medicine. In furtherance thereof:

            (a) Evaluation. After receipt of appropriate documentation from KB, Licensee shall use (or, in the case of Distribution Compounds, shall require the Partnership to use) reasonable efforts to file an IND with the FDA at its sole cost in respect to each Licensed Compound. KB may, to the extent it deems required or advisable, also file an IND with the FDA at its sole cost in respect of any Licensed Compound. Each Party shall promptly notify the other of each IND and NDA it has filed and of each FDA approval of an NDA, in respect of each Licensed Compound; provided, however, in the case of Distribution Compounds, KB shall provide such notice to the Partnership (rather than Licensee). Each Party shall use reasonable efforts to complete as promptly as practicable its obligations set forth at subparagraphs (i) and (ii) below in a manner which complies with or exceeds FDA standards as from time to time in effect.

                  (i) (A) KB shall use reasonable efforts to complete for each
            Licensed Compound (x) all tests, studies and other development activities specified in, or required to obtain the information specified in, Exhibit F hereto to the extent required by the FDA from time to time, (y) such other tests, studies and other development activities as may be required from time to time by the FDA pursuant to regulations, guidelines or otherwise which are of a similar nature to those specified in, or required to obtain the information specified in, Exhibit F hereto, and (z) any other tests, studies and other development activities which are of a similar nature to those specified in clause (x) or (y) above and which would in the reasonable judgment of Licensee (or, in the case of Distribution Compounds, the Partnership), after consultation with KB, expedite materially FDA approval of an NDA for such Licensed Compound or are necessary or advisable to maintain such approval; provided, however, the total of all tests, studies, and other development activities under clause (z) shall not unreasonably exceed the tests, studies, and other development activities specified in clauses (x) and (y). If any tests, studies or other development activities to be performed by KB hereunder for such Licensed Compound are required by the FDA to be performed in the Territory, Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to), at the request of KB, use reasonable efforts to perform, or to contract for the performance of, such tests, studies or other development activities in the Territory, and KB shall reimburse Licensee (or, in the case of Distribution Compounds, the Partnership) for Licensee's (or any of its Affiliates') (or, in the case of the Distribution Compounds, the Partnership's or any of its Subsidiaries') out-of-pocket costs incurred in such performance.

                        (B) KB shall notify Licensee (or, in the case of
            Distribution Compounds, the Partnership) of KB's Product Definition and Product Composition for such Licensed Compound as soon as reasonably available. If Licensee (or, in the case of Distribution Compounds, the Partnership) desires a Product Definition different from KB's Product Definition for such Licensed Compound, Licensee (or, in the case of Distribution Compounds, the Partnership) shall consult with KB and notify KB of Licensee's (or, in the case of Distribution Compounds, the Partnership's) Product Definition for such Licensed Compound, which shall be reasonably related to KB's Product Composition for such Licensed Compound. KB shall use reasonable efforts to develop Licensee's (or, in the case of Distribution Compounds, the Partnership's) Product Definition. Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to) reimburse KB for the Full Costs incurred by KB (and its Affiliates) in developing Licensee's (or, in the case of Distribution Compounds, the Partnership's) Product Definition for such Licensed Compound and in developing the Dosage Form Information specified in Exhibit F for Licensee's (or, in the case of Distribution Compounds, the Partnership's) Product Definition.

                        (C) The Parties will consult as to whether any tests,
            studies or other development activities of the nature described at subparagraph (A) above are required to be performed with respect to any reference drug or placebo for such Licensed Compound; provided, however, in the case of Distribution Compounds, KB shall consult with the Partnership. KB will use reasonable efforts to perform such tests, studies or other development activities, and Licensee will pay (or, in the case of Distribution Compounds, Licensee will require the Partnership to pay) to KB the Full Costs incurred by KB (and its Affiliates) for such performance.

                        (D) KB shall prepare and provide to Licensee (or, in the
            case of Distribution Compounds, the Partnership), at no charge to Licensee (or, in the case of Distribution Compounds, the Partnership) (except as provided above), all appropriate documentation relating to the tests, studies and other development activities referred to in subparagraphs (A),
            (B) and (C) above for such Licensed Compound including, without limitation, the results of, and supporting data and information for, all such tests, studies and other development activities. Licensee (or, in the case of Distribution Compounds, the Partnership) shall be entitled to use such documentation and results, data and information to obtain or maintain FDA approval of an NDA for such Compound, and to incorporate such documentation and results, data and information in any filings with the FDA for such Compound.

                  (ii) After Phase II Clinical Evaluation for a Licensed
            Compound has been completed, Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to) use reasonable efforts to complete, (x) all Phase III Clinical Evaluation and (y) all tests and studies in humans, other than those contemplated by Section 3.1(a)(i) above, necessary or advisable to obtain and maintain FDA approval of an NDA for such Compound. Licensee (or, in the case of Distribution Compounds, the Partnership) may, where special research and development expertise exists, after consultation with KB, conduct outside the Territory specific tests and studies which are required by the FDA to be performed for Phase III Clinical Evaluation of such Compound; in such event, KB shall agree with Licensee (or, in the case of Distribution Compounds, the Partnership) on the appropriate regulatory documentation required to permit such tests and studies. After the completion of all tests, studies and other development activities and the preparation of all data and other information, necessary or appropriate to obtain FDA approval of an NDA for such Compound, Licensee (or, in the case of Distribution Compounds, the Partnership) shall use reasonable efforts to obtain such approval.

                  (iii) Licensee shall (or, in the case of Distribution
            Compounds, Licensee shall require the Partnership to) provide KB free-of-charge with such of the results of, and supporting data and information for, any tests and studies performed by Licensee (or any of its Affiliates) (or, in the case of Distribution Compounds, by the Partnership or any of its Subsidiaries on behalf of Licensee) pursuant to Section 3.1(a)(ii) hereof for any Licensed Compound which KB shall request after review with Licensee (or, in the case of Distribution Compounds, the Partnership) of the material available, with authority to KB, its Affiliates or any licensee or sublicensee thereof to use and make reference thereto.

                  (iv) If, after manufacturing of any Licensed Compound has been commenced, there are changes in the method of synthesis, the final composition of dosage forms, or the Product Definition of such Licensed Compound such that the FDA requires any additional tests, studies or other development activities, then Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to) use reasonable efforts to perform, at its own expense, such additional tests, studies or other development activities.

            (b) Regulatory Approval Cooperation. Licensee recognizes KB's interest in maintaining a consistent profiling of each Licensed Compound worldwide. In furtherance thereof, the Parties shall, in respect of all tests, studies and other development activities to be performed in accordance with
Section 3.1(a) hereof, consult on product profiling; provided, however, in the case of Distribution Compounds, KB shall consult with the Partnership, and Licensee shall require the Partnership to consult with KB. In addition, to the extent legal and practicable, the Parties shall consult periodically to review the planning and the progress of all preclinical and clinical tests, studies and other development activities for each Licensed Compound; provided, however, in the case of Distribution Compounds, KB shall consult with the Partnership, and Licensee shall require the Partnership to consult with KB. Each Party shall (i) inform the other Party of all meetings with representatives of the FDA concerning any Licensed Compound, (ii) arrange for representatives of the other Party to attend such meetings as observers, and (iii) forward to the other Party summaries of such meetings and copies of other significant communications with representatives of the FDA concerning any Licensed Compound; provided, however, that in the case of Distribution Compounds, KB shall inform the Partnership (rather than Licensee) of such meetings and arrange for representatives of the Partnership (rather than Licensee) to attend such meetings and forward to the Partnership (rather than Licensee) such summaries and copies.

      Section 3.2 New Claims or Formulations. The Parties shall consult from time to time on an ad hoc basis regarding preclinical and clinical tests, studies and other development activities relating to additional claims or formulations for any Licensed Compound for which approval of a new or supplemental NDA will be sought from the FDA; provided, however, in the case of Distribution Compounds, KB shall consult with the Partnership, and Licensee shall require the Partnership to consult with KB.

                                   ARTICLE IV

                          MARKETING AND MANUFACTURING

      Section 4.1 Commencement; Continuation. (a) Subject to the obligations of KB as provided in the Clinical Supply Agreement and of any Producer as provided in the Manufacturing Agreement, Licensee shall use reasonable efforts to cause to be commenced and continued the manufacture of each Licensed Compound.

            (b) Subject to the obligations of the Producers as provided in the Manufacturing Agreement, during the period of Market Exclusivity with respect to a Licensed Compound, Licensee shall use reasonable efforts to begin and to continue the marketing, distribution and sale of each such Licensed Compound in the Territory as promptly as practicable after the FDA has approved an NDA for such Licensed Compound; provided, however, that Licensee shall not be required to market a product containing a Licensed Compound if such product is discontinued for reasons of safety or efficacy. For purposes of this Section 4.1(b), (i) a Compound shall be deemed to be in one or more Therapeutic Categories based on its approved indications, and (ii) subject to Section 15.9, reasonable efforts with respect to any Licensed Compound in a Therapeutic Category shall be satisfied if such efforts are used with respect to the totality of Covered Compounds (taken as a whole) in such Therapeutic Category. If the efforts employed by Licensee for the totality of Covered Compounds (taken as a whole) in a specific Therapeutic Category are reasonable in the aggregate, the requirement of reasonable efforts for each Licensed Compound in such Therapeutic Category will be deemed satisfied.

      Section 4.2 Quality in Marketing. Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to) maintain standards with respect to the quality of marketing and promotion of each Licensed Compound as follows: such standards shall be at least at a level equivalent to the standards then employed by KB with respect to its Compounds, as such standards may be set forth by KB by reasonable advance notice to Licensee (or, in the case of Distribution Compounds, the Partnership) from time to time. KB shall have the right to have the marketing and promotional standards of Licensee (or, in the case of Distribution Compounds, the Partnership) reviewed by a Non-Affiliate of KB of nationally-recognized standing (except a Non-Affiliate to whom Licensee (or, in the case of Distribution Compounds, the Partnership) has some reasonable objection) for the sole purpose of determining that this policy is followed. To the extent legal, Licensee shall (or, in the case of Distribution Compounds, Licensee shall require the Partnership to) furnish KB for each Licensed Compound with monthly sales reports by dosage form and strength and, to the extent requested by KB, copies of proposed labeling and package inserts, and copies or other representations of advertising and other promotional materials.


                                   ARTICLE V

                                   [OMITTED]


                                   ARTICLE VI

                                  SUBLICENSES

      The Partnership has been appointed the sole and exclusive distributor of the Distribution Compounds pursuant to the Distribution Agreement. Any sublicense or distribution arrangement granted hereunder shall refer to this Agreement and to the extent appropriate any such sublicense shall require the sublicensee to assume and comply with all of the obligations of Licensee hereunder. Any such sublicense or distribution arrangement shall be subject and subordinate to this Agreement and shall terminate automatically upon any termination of the license hereunder pursuant to which it is granted. Licensee shall require any such sublicensee or distributor to enter into an undertaking pursuant to which provisions in the same form as those contained in Section 10.2 and Article XII shall apply directly between such sublicensee or distributor and KB. Licensee shall furnish KB with any such undertaking and a copy of any such sublicense or distribution arrangement promptly upon executing same. Notwithstanding the above, Licensee shall not be relieved of its obligation to perform its obligations hereunder fully and faithfully by reason of such sublicense or distribution arrangement.

                                  ARTICLE VII

                                    PAYMENTS

      Section 7.1 Royalties. (a) Royalty Period. Subject to the terms and conditions hereof, Licensee shall pay royalties with respect to sales of Licensed Compounds, at the rates and times and in the manner provided in this
Section 7.1 and Section 7.2. Such royalties shall be payable with respect to sales of each such Licensed Compound during the longer of (x) such period as there is an unexpired, valid and enforceable United States patent (whenever issued, whether before or after First Commercial Sale of such Licensed Compound) owned by KB (or any of its Affiliates), or under which KB (or any of its Affiliates) has licensing rights in the Territory, which claims (i) such Licensed Compound, (ii) the composition in which such Compound is sold by Licensee, or (iii) the method of use for which such Compound is sold by Licensee, or any of its Affiliates, or its or their sublicensees or distributors; provided, however, that any such patent shall not be deemed unenforceable if such patent has been rendered unenforceable by reason of the misuse or misconduct of Licensee not involving misuse or misconduct by KB (or any of its Affiliates) as reflected by a final decision (including any appeal or judicial review) of any administrative body or court of competent jurisdiction, and (y) the seven year period following the First Commercial Sale of such Licensed Compound, as consideration for the Technical Information and Trademarks licensed by KB (and its Affiliates) hereunder, and (z) any period of Market Exclusivity with respect to any uses or indications for which such Licensed Compound has been approved by the FDA.

            (b) Amount. (i) (x) Licensee shall pay royalties solely with respect to Group C Compounds licensed pursuant to Article II for each Calendar Year in an amount equal to 10% of Net Sales of such Compounds during such Calendar Year, and (y) no royalties shall be payable with respect to Group A and Group B Compounds.

                  (ii) For purposes of calculating royalties for each Calendar
            Year, Net Sales shall include only Net Sales of each Licensed Compound for such portion of such Calendar Year as the sales of such Licensed Compound are covered by clause (x) or (y) or (z) of paragraph (a) above.

            (c) Required Sublicenses. In addition to the royalties payable pursuant to paragraph (b) above, Licensee shall pay royalties to KB with respect to sales of any Licensed Compound by any sublicensee under a Required Sublicense during each portion of each Calendar Year that royalties would be payable by Licensee pursuant to paragraph (b) above with respect to such Licensed Compound assuming there were sales of such Licensed Compound by Licensee during such portion of such Calendar Year. Such royalties payable by Licensee for such Calendar Year shall equal 87-1/2 % of the amount received by Licensee (and its Affiliates) from such sublicensee as royalties with respect to such Licensed Compound for such Calendar Year under such Required Sublicense.

      Section 7.2 Payment, Reports and Records. (a) Payment. After First Commercial Sale of any Licensed Compound for which royalties are payable hereunder, Licensee shall render to KB within 30 days after the end of each calendar quarter a royalty report for such quarter as to the royalty payments due under this Article VII for such quarter and concurrent therewith Licensee shall pay the royalty payment due for such quarter. The royalty report shall state, in reasonable detail, Net Sales of each Licensed Compound with respect to which royalties are payable and the amount of royalties due with respect to such quarter. The royalty payment due for each quarter of any Calendar Year shall be an amount equal to (x) the aggregate royalties due with respect to such Calendar Year through the end of such quarter less (y) the aggregate royalties theretofore paid with respect to such Calendar Year. All royalties payable pursuant to this Article VII shall be paid in the aggregate to KB or to a Person designated by KB as agent. All such royalty payments shall be made in United States dollars in immediately available funds and to such place in the Territory as KB may specify by notice to Licensee from time to time. If restrictions exist or are imposed which prevent payment or the transfer thereof in United States dollars, the Parties shall cooperate, at KB's expense, to eliminate such restrictions or otherwise to permit transfer of such dollars. If payment in such dollars shall not be lawful, then, at the request of KB, Licensee will, to the extent lawful and at KB's expense, deposit the amount thereof in an interest bearing account in the Territory designated by KB, make payments in Swedish kronor in the Territory at the then prevailing rate of exchange, or otherwise dispose of such dollars in the Territory in accordance with such request. If any royalty payments have been made for any period and it is subsequently determined that such royalty payments total less or more than the aggregate royalty payments required to be made pursuant to this Article VII, Licensee or KB shall pay promptly to the other such amount as will result in the aggregate royalties actually paid for such period equaling those required to be paid for such period.

            (b) Recordkeeping; Inspection. Licensee shall keep, and shall cause its Affiliates, sublicensees and distributors to keep, true, accurate and complete records of total quantities of Licensed Compounds sold and the Net Sales thereof in sufficient detail to permit determination of royalties payable hereunder. At the request and expense of KB, KB shall have the right for its then currently engaged independent accountants to have reasonable access at all reasonable times upon reasonable prior notice during normal business hours, to audit and examine, and make copies or extracts of and from, the books, records and accounts of Licensee and its Affiliates, sublicensees and distributors as may be necessary in such accountant's judgment to permit it to attest that the royalties paid or payable hereunder conform to the terms of this Agreement. Such rights of access, audit and inspection for any Calendar Year shall terminate two years after the close of each Calendar Year in respect of royalties paid or payable for such Calendar Year. KB shall enter into a written engagement with such accountants, a copy of which shall be provided to Licensee, providing that
(i) the scope of the engagement with respect to such audit and examination is limited to the rights provided in this Section 7.2(b) and, if the audit is performed in connection with another audit permitted by any other agreement between an Affiliate, sublicensee or distributor of KB and Licensee, the rights of such Affiliate, sublicensee or distributor under such other agreement, (ii) such accountants agree to use reasonable efforts, consistent with their professional responsibility, the availability of materials and information and the level of assistance received, to conclude the audit and examination within a reasonable period of time, and
(iii) such accountants agree to keep any such information to which they have access pursuant to the foregoing confidential and not to disclose to KB (or any of its Affiliates, sublicensees and distributors) any information other than information relating to the accuracy of such determination and the conformance of Licensee's computation of the royalties paid or payable hereunder with the terms of this Agreement and in no event shall quantities or prices or rebates to individual customers be disclosed to KB (or any of its Affiliates, sublicensees and distributors) or any other Person. Notwithstanding the foregoing, KB shall not, during the period from December 15 of any Calendar Year through January 31 of the following Calendar Year, exercise its rights of access, audit and inspection under this Section and, during the period from February 1 through the last day of February of any Calendar Year, exercise such rights with respect to the activities of Licensee during the last calendar quarter of the prior Calendar Year.

            (c) Taxes. Any taxes which Licensee may be required to deduct or withhold under then applicable laws of the Territory on royalties payable hereunder may be so deducted or withheld and paid over by Licensee to the appropriate authorities. Insofar as practicable, Licensee shall advise KB in advance of such deduction or withholding and shall furnish KB with receipts and with other information reasonably requested by KB evidencing such deductions or withholdings. KB shall have the right at its expense to contest any such deduction or withholding in its own name or, with Licensee's consent, which consent shall not be unreasonably withheld, the name of Licensee.

      Section 7.3 Group E Payments, Reports, Records and Forecasts. (a) Payment. After First Commercial Sale by KB or any of its Affiliates or sublicensees or its or their distributors or subdistributors of any Group E Compound for which payments in respect of the Group E Products Contingent Amount are required pursuant to Section 2.2(c) ("Group E Payments"), KB shall render to KBI-E within 30 days after the end of each calendar quarter a payment report for such quarter as to the Group E Payments due under Section 2.2(c) for such quarter, and concurrent therewith KB shall pay the Group E Payment due for such quarter. Such report shall state, in reasonable detail, Net Sales of each such Group E Compound with respect to which Group E Payments are payable and the amount of Group E Payments due with respect to such quarter. The Group E Payments due for each quarter of any Calendar Year shall be an amount equal to (x) the aggregate Group E Payments due with respect to such Calendar Year through the end of such quarter less (y) the aggregate Group E Payments theretofore paid with respect to such Calendar Year. All such payments shall be made in United States dollars in immediately available funds and to such place in the Territory as KBI-E may specify by notice to KB from time to time. If any Group E Payments have been made for any period and it is subsequently determined that such Group E Payments total less or more than the aggregate Group E Payments required to be made pursuant to this Agreement, KBI-E or KB shall pay promptly to the other such amount as will result in the aggregate Group E Payments actually paid for such period equaling those required to be paid for such period

            (b) Recordkeeping; Inspection. KB shall keep, and shall cause its Affiliates, sublicensees and distributors to keep, true, accurate and complete records of total quantities of Group E Compounds sold and the Net Sales thereof in sufficient detail to permit determination of Group E Payments payable hereunder. At the request and expense of KBI-E, KBI-E shall have the right for its then currently engaged independent accountants to have reasonable access at all reasonable times upon reasonable prior notice during normal business hours, to audit and examine, and make copies or extracts of and from, the books, records and accounts of KB and its Affiliates, sublicensees and distributors as may be necessary in such accountant's judgment to permit it to attest that the Group E Payments paid or payable hereunder conform to the terms of this Agreement. Such rights of access, audit and inspection for any Calendar Year shall terminate two years after the close of each Calendar Year in respect of Group E Payments paid or payable for such Calendar Year. KBI-E shall enter into a written engagement with such accountants, a copy of which shall be provided to KB, providing that
(i) the scope of the engagement with respect to such audit and examination is limited to the rights provided in this Section 7.3(b) and, if the audit is performed in connection with another audit permitted by any other agreement between an Affiliate, sublicensee or distributor of KBI-E and KB, the rights of such Affiliate, sublicensee or distributor under such other agreement, (ii) such accountants agree to use reasonable efforts, consistent with their professional responsibility, the availability of materials and information and the level of assistance received, to conclude the audit and examination within a reasonable period of time, and (iii) such accountants agree to keep any such information to which they have access pursuant to the foregoing confidential and not to disclose to KBI-E (or any of its Affiliates, sublicensees and distributors) any information other than information relating to the accuracy of such determination and the conformance of KB's computation of the Group E Payments with the terms of this Agreement and in no event shall quantities or prices or rebates to individual customers be disclosed to KBI-E (or any of its Affiliates, sublicensees and distributors) or any other Person. Notwithstanding the foregoing, KBI-E shall not, during the period from December 15 of any Calendar Year through January 31 of the following Calendar Year, exercise its rights of access, audit and inspection under this Section and, during the period from February 1 through the last day of February of any Calendar Year, exercise such rights with respect to the activities of KB during the last calendar quarter of the prior Calendar Year.

            (c) Forecasts. KB shall prepare, or cause to be prepared, and deliver to KBI-E forecasts of aggregate Net Sales and Weighted Net Sales of Group E Products on March 1, June 1, September 1, and December 1 of each year; provided, however, that the foregoing requirements will be satisfied by the delivery of such forecasts that have been prepared no more than ninety (90) days prior to, and have been updated as of, each of March 1, June 1, September 1, and December 1, respectively, of the year in which they are delivered to KBI-E. Each such forecast shall include (i) a forecast for the calendar quarter in which such forecast is required to be delivered, each of the calendar quarters in the remainder of such Calendar Year and (except in the case of the March forecast) each of the four (4) calendar quarters in the next succeeding Calendar Year and
(ii) forecasts of the aggregate Net Sales and the Combined Weighted Net Sales of Tiered Rate Products (as defined in the Master Restructuring Agreement) for each of such calendar quarters.

                                  ARTICLE VIII

                    GROUP A COMPOUNDS AND GROUP B COMPOUNDS

      With respect to the Group A Compounds set forth in Exhibit A to the Original Agreement, the Parties acknowledge that (i) the licenses for the Compounds foscarnet and budesonide were terminated and all rights in the Territory to such Compounds were returned to KB and (ii) KB confirms that the development of the Compound zimelidine was discontinued.

      With respect to the Group B Compounds set forth in Exhibit B to the Original Agreement, KB confirms that the license for prenalterol was terminated by TR and all rights in the Territory to such Compound were returned to KB, and that the development of the Compounds H38-03, enprofylline, alaproclate, FLA 336 and FLA 731 (remoxipride) was discontinued.

                                   ARTICLE IX

                       PATENT APPLICATIONS; INFRINGEMENT

      Section 9.1 Applications. (a) KB will, at its expense, use reasonable efforts to prosecute (i) with respect to each Licensed Compound, all patent applications included within Licensed Patents, and (ii) with respect to each Group C Compound for which KB has given, or is required to give, Licensee an Option Notice under Section 2.3 hereof, all patent applications which would be included within Licensed Patents if such Group C Compound were a Licensed Compound. KB will use reasonable efforts to prosecute any interference proceedings involving such applications or patents issued on such applications. Such applications or proceedings will not be abandoned prior to a final decision of the Patent Office Board of Appeals or Patent Office Board of Interferences without consent of Licensee, which consent will not be unreasonably withheld taking into consideration, inter alia, the merits of the action of the United States Patent and Trademark Office, priority dates provable by any interference party (should an application or patent be involved in interference) and the technological and commercial importance of the subject matter of the claims of the application or patent. KB shall keep Licensee informed of developments and at the request of Licensee will furnish Licensee with copies of any such applications and papers filed in or by the Patent and Trademark Office relating thereto. Notwithstanding the foregoing, with respect to any Group C Compound as to which KB has notified Licensee in accordance with Section 2.3, and Licensee has failed to exercise its option within the period specified in Section 2.3 hereof, KB will have no further obligation to Licensee relating to the prosecution of any patent application relating thereto.

      (b) Licensee shall take any action necessary or appropriate to preserve its rights with respect to any Licensed Patent hereunder in connection with, and shall cooperate with KB in, the prosecution of any appeal of an adverse final decision of the Patent and Trademark Office pending before any judicial or administrative body which was initiated prior to November 1, 1994 with respect to any Licensed Patent. Within ninety (90) days of the Amendment and

Restatement Date, KB shall advise Licensee of any appeals of any adverse final decisions by the Patent and Trademark Office pending before any judicial or administrative body as of such date. KB and Licensee shall consult following an adverse final decision by the Patent and Trademark Office rendered after November 1, 1994 to determine whether or not to appeal such final decision to the courts. In the event that KB, in its sole judgment, concludes that an appeal is justified, KB shall prosecute such an appeal and bear all expenses of prosecuting it. In the event that KB determines not to prosecute an appeal, it shall give Licensee notice in time to permit Licensee, if it so elects, to prosecute an appeal, and in such event will execute (and will cause its Affiliates to execute) all papers necessary to permit Licensee to proceed with such an appeal either in the name of KB (or any of its Affiliates), in the name of the applicants, or in Licensee's own name. In the event that Licensee prosecutes an appeal in accordance with this Section 9.1, it will be reimbursed by KB for Licensee's expenses only if such appeal results in reversal, in whole or in substantial part, of the decision of the Patent and Trademark Office.

      (c) In connection with all matters governed by this Section 9.1, Licensee shall act solely through the Patent Committee and shall be represented solely by Approved Counsel. Approved Counsel will communicate with Licensee only through the Patent Committee. The Patent Committee shall be subject to a strict obligation of confidentiality not to transmit to TR or any other Person, and to prevent the transmission to TR or any other Person (except as permitted by Section 9.2(b)(iii)) of, confidential information obtained or provided to it in connection with any such matter, without the prior written consent of KB. The Patent Committee shall not disclose any confidential information obtained or provided to it in connection with any such matter to the Board of Directors of Licensee or to any officers of Licensee (other than those officers of Licensee who are also members of the Patent Committee) without the prior written consent of KB. The Patent Committee may provide summaries and analyses of information provided to it by KB to the Board of Directors of Licensee (which shall be subject to a strict obligation of confidentiality not to transmit to TR or any other Person, and to prevent the transmission to TR or any other Person, of confidential information provided to it) to the extent necessary for Licensee's Board of Directors to discharge its fiduciary duties.

      Section 9.2 Infringement. (a) Each Party shall give prompt notice to the other of any infringement, potential infringement or suspected infringement (including, without limitation, any Generic Challenge Certification) in the Territory with respect to any Licensed Patent (a "Patent Matter") that may come to such Party's attention; provided, however, that neither Party shall be obligated to notify the other Party of any De Minimis Infringement. Promptly thereafter, the Parties shall consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by one or both Parties, with respect to any Patent Matter as to which notice shall have been given pursuant to the preceding sentence. The Parties will share equally in the costs of any agreed upon course of action to abate any Patent Matter, including the costs of any legal action commenced. Failing agreement on a course of action to abate such Patent Matter within sixty (60) days (thirty (30) days in the case of a Generic Challenge Certification or such shorter time period, if any, as may be necessary to satisfy any statutory or regulatory deadline) after such notice has been given to the other Party, either Party shall have the right (subject to the terms and provisions of this Article IX) at its own expense to initiate and prosecute an action against the third party infringer or to join in such an action brought by the other Party if it elects to do so or if it is a necessary party. In the event either Party is unable to initiate and prosecute such an action solely in its own name, the other Party will join in the suit or will execute (and cause its Affiliates to execute) all documents necessary to permit the Party initiating such action to initiate and prosecute such action solely in its own name. Notwithstanding anything to the contrary contained herein, in pursuing any rights under this Article IX, Licensee shall give no consideration to its and its Affiliates' commercial interests other than its interests under this Agreement.

            (b) In connection with all Patent Matters, Licensee shall act solely through the Patent Committee and shall be represented solely by Approved Counsel. Approved Counsel will communicate with Licensee only through the Patent Committee. The Patent Committee shall be subject to a strict obligation of confidentiality not to transmit to TR or any other Person, and to prevent the transmission to TR or any other Person (except as permitted by Section 9.2(b)(iii)) of, confidential information obtained or provided to it in connection with any Patent Matter, without the prior written consent of KB. The Patent Committee shall not disclose any confidential information obtained or provided to it in connection with any Patent Matter to the Board of Directors of Licensee or to any officers of Licensee (other than those officers of Licensee who are also members of the Patent Committee) without the prior written consent of KB. The Patent Committee may provide summaries and analyses of information provided to it by KB to the Board of Directors of Licensee (which shall be subject to a strict obligation of confidentiality not to transmit to TR or any other Person, and to prevent the transmission to TR or any other Person, of confidential information provided to it) to the extent necessary for Licensee's Board of Directors to discharge its fiduciary duties. KBI-E agrees that no member of its Board of Directors shall have or be in research and development, sales or marketing functions at or for TR or any of its Affiliates, assignees or subcontractors. KB will supply information solely to the Patent Committee and Approved Counsel as follows:

               (i) To the extent Licensee initiates, joins or otherwise becomes a party to a patent enforcement suit to abate a Patent Matter, Approved Counsel (and, except as herein provided, no other Person) will have access to all relevant information in KB's or its Affiliates' possession or control, including privileged or work product-protected information, if KB and Licensee have entered into an agreement substantially in the form of Exhibit G reflecting their joint and common interest and setting forth the procedures for exchanging and protecting privileged and work product-protected information (the "Common and Joint Interest Agreement") which KB and Licensee agree to enter into in the event of a Patent Matter. All such information shall be deemed confidential under such a Common and Joint Interest Agreement. Information provided by KB to Approved Counsel will not be provided by Approved Counsel to the Patent Committee unless
      (A) such confidential information is contained in pleadings, produced in discovery or entered as evidence in connection with such patent enforcement suit and is not subject to an applicable protective order; provided, however, that KB shall use reasonable efforts to provide in any such protective order that such disclosure by Approved Counsel to the Patent Committee is permissible, or (B) Approved Counsel determines that such information is necessary for the Patent Committee to evaluate Licensee's rights or a potential settlement or to make strategic or tactical decisions concerning such suit.

      Information related to such suit produced by third parties to KB or Licensee, by subpoena or otherwise, also shall be deemed confidential under either such a Common and Joint Interest Agreement or the confidentiality provisions of this Agreement, as applicable. All of the information referred to above may in no event be provided to TR (other than to employees of TR who are members of the Patent Committee).

              (ii) If Licensee determines not to initiate, join or otherwise become a party to such a suit, the Patent Committee and Approved Counsel will have the right to receive from KB copies of all pleadings and other filings and regular summaries of the status of any such suit commenced by KB and may meet with and discuss such suit with KB's counsel in such matter; provided, however, that Licensee shall have access to privileged or work product-protected information only if KB and Licensee have entered into a Common and Joint Interest Agreement which KB and Licensee agree to enter into in the event of a Patent Matter. The Patent Committee also will be entitled to receive from KB all information in KB's possession that Approved Counsel determines is reasonably necessary for the Patent Committee to evaluate any potential settlement.

             (iii) In addition to the information to be provided to the Patent Committee by KB as set forth herein, Approved Counsel and the Patent Committee may obtain such assistance, advice, expertise and other support as either of them deems appropriate from other Persons or experts who may be either (A) Persons unaffiliated with KB or TR or any of their respective Affiliates or (B) provided that there is no disclosure of confidential information without the prior written consent of KB, employees of TR or any of its Affiliates; provided, however, the Patent Committee may not consult any legal counsel other than Approved Counsel.

              (iv) Out-of-pocket costs incurred by KB in connection with its obligations under Sections 9.2(b)(i) and (ii) shall be borne by Licensee.

            (c) (i) To the extent KB initiates, joins or otherwise becomes a party to a patent enforcement suit to abate a Patent Matter, KB will have access to all relevant information in Licensee's or its Affiliates' possession or control, including privileged or work product-protected information, if KB and Licensee have entered into a Common and Joint Interest Agreement which KB and Licensee agree to enter into in the event of a Patent Matter. All such information shall be deemed confidential under such a Common and Joint Interest Agreement. Information related to such suit produced by third parties to KB or Licensee, by subpoena or otherwise, also shall be deemed confidential under either such a Common and Joint Interest Agreement or the confidentiality provisions of this Agreement, as applicable.

              (ii) If KB determines not to initiate, join or otherwise become a party to such a suit, KB will have the right to receive from Licensee copies of all pleadings and other filings and regular summaries of the status of any such suit commenced by Licensee and may meet with and discuss such suit with Licensee's counsel in such matter; provided, however, that KB shall have access to privileged or work product-protected information only if KB and Licensee have entered into a Common and Joint Interest Agreement which KB and Licensee agree to enter into in the event of a Patent Matter. KB also will be entitled to receive from Licensee all information in Licensee's possession that KB determines is reasonably necessary for KB to evaluate any potential settlement.

             (iii) In addition to the information to be provided to KB by Licensee as set forth herein, KB may obtain such assistance, advice, expertise and other support as it deems appropriate from other Persons or experts.

              (iv) Out-of-pocket costs incurred by Licensee in connection with its obligations under Sections 9.2(c)(i) and (ii) shall be borne by KB.

            (d) Each Party will have the right to participate and join in actions initiated by the other Party to abate a Patent Matter; provided, however, that Licensee will defer to KB with respect to strategic and tactical matters in the conduct of such actions if Licensee determines in its sole discretion at the time of the litigation or dispute that its rights are being adequately protected by KB; provided, further, however, that (i) KB will have the exclusive right to control on behalf of Licensee patent infringement actions against TR or any of TR's Affiliates related to a Patent Matter and (ii) Licensee will have the exclusive right to control on behalf of Licensee patent infringement actions against KB or any of KB's Affiliates related to a Patent Matter. Solely for purposes of this Section 9.2(d), (i) the term "TR's Affiliates" shall mean all entities in which TR has a material financial interest; (ii) the term "KB's Affiliates" shall mean all entities in which KB has a material financial interest; and (iii) "material financial interest" shall mean an interest in any entity in which TR or KB, as applicable, directly or indirectly controls, through share ownership or contract, the election of 30% or more of the board of directors or 30% or more of the voting power.

            (e) Neither Party may enter into any settlement of any Patent Matter without the prior written consent of the other Party, which consent will not be unreasonably withheld, provided, however, that:

               (i) Subject to Sections 9.2(e)(iii) and (iv), KB may settle without Licensee's consent any Patent Matter (except for any action which Licensee has initiated or joined or to which it has otherwise become a party) involving a third party that owns or has licensing rights to non-United States pharmaceutical patents or patent applications (whether or not such non-United States pharmaceutical patents or patent applications are in controversy) if the settlement does not (A) impose injunctive relief or other restrictions on Licensee or any sublicensee, or
      (B) permit such third party to carry out in the Territory acts which could, absent permission from the proper owner of rights under a patent, be construed by Licensee in its reasonable judgment as constituting infringement of a Licensed Patent. Licensee may not initiate any action against such third party with respect to any matter settled pursuant to a settlement permitted by this Section 9.2(e)(i) subsequent to such settlement.

              (ii) Subject to Sections 9.2(e)(iii) and (iv), either Party may settle without the other Party's consent any Patent Matter (except for any action which the other Party has initiated or joined or to which it has otherwise become a party) involving a third party that does not own or have licensing rights to non-United States pharmaceutical patents or patent applications if the settlement does not (A) impose injunctive relief or other restrictions on the non-consenting Party or any sublicensee, or (B) permit the third party to carry out in the Territory acts which could, absent permission from the proper owner of rights under a patent, be construed by the other Party in its reasonable judgment as constituting infringement of a Licensed Patent. The non-consenting Party may not initiate any action against such third party with respect to any matter settled pursuant to a settlement permitted by this Section 9.2(e)(ii) subsequent to such settlement.

             (iii) If a Party has not consented to the settlement of any Patent Matter that has been settled pursuant to Section 9.2(e)(i) or (ii), the other Party shall provide to such Party notice of the material terms of such settlement within sixty (60) days of such settlement.

              (iv) If a Party has not consented to the settlement of any Patent Matter that has been settled pursuant to and in accordance with Section 9.2(e)(i) or (ii), the non-consenting Party may submit, as its sole and exclusive remedy for any dispute or controversy arising from or related to such settlement, any such dispute or controversy to arbitration in accordance with Article XIV within 180 days of receipt of the notice provided pursuant to Section 9.2(e)(iii). Nothing in the immediately preceding sentence shall be deemed to limit either Party's right to consummate such a settlement, or the non-consenting Party's right to indemnification pursuant to Section 9.2(f)(ii).

            (f) (i) In connection with any settlement submitted to arbitration pursuant to Section 9.2(e)(iv), the arbitrators will determine the fairness of such settlement to the non-consenting Party, taking into account only the value and nature of the interest in the Territory of such non-consenting Party. The arbitrators may consider, but shall not be required to determine, whether infringement of a Licensed Patent or other patent has occurred or the validity of any Licensed Patent or other patent in reaching their decision. After considering the evidence presented by the Parties, the arbitrators will determine, subject to Section 12.2, whether the settlement is fair under the circumstances to the non-consenting Party. If the settlement is determined to be fair to the non-consenting Party, the arbitrators will enter an award setting forth that conclusion and stating that the non-consenting Party is not entitled to any adjustment to the benefits, if any, that it has received or will receive pursuant to the settlement. If the settlement is determined not to be fair to the non-consenting Party, the arbitrators will enter an award setting forth that conclusion and awarding the nonconsenting Party the difference between (i) the present value of benefits received or to be received by the non-consenting Party pursuant to the settlement and (ii) the present value of what the arbitrators determine the non-consenting Party should have received pursuant to such settlement in light of its interest in the Territory. If the arbitrators award additional value to the nonconsenting Party, the settling Party will pay that amount to the non-consenting Party within twenty (20) days of the final determination of such amount by the arbitrators.

              (ii) Subject to Section 12.2 and notwithstanding anything to the contrary in Section 9.2(e), in the event either Party enters into a settlement pursuant to Section 9.2(e) without the consent of the other Party, the Party that settled such a dispute shall indemnify and hold the non-consenting Party harmless from and against any and all loss, cost or expense suffered by the non-consenting Party by reason of an action brought by a Non-Affiliate of the Parties against the non-consenting Party, if such action arises out of or is related to such settlement, provided, however, the non-consenting Party shall not be indemnified pursuant to this Section: (A) for any conduct or matter arising prior to the settlement, (B) other than in connection with a decision to withhold consent, for its or any of its Affiliates' gross negligence or willful misconduct, or (C) for any action taken by it or any of its Affiliates in contravention of the last sentence of Section 9.2(e)(i) or the last sentence of Section 9.2(e)(ii) which action the non-consenting Party has taken having had notice of a settlement entered into pursuant to Section 9.2(e).

            (g) Any recovery obtained by the Parties or either Party attributable to the Territory, net of the litigation costs and expenses incurred by either Party attributable to the Territory, in connection with or as a result of any action to abate a Patent Matter, by settlement or otherwise, shall be shared by the Parties, as follows: in the case of a Licensed Compound that is a Group C Compound, 20% shall be allocated to KB and 80% shall be allocated to Licensee and, in the case of any other Licensed Compound, 0% shall be allocated to KB and 100% shall be allocated to Licensee.

            (h) Notwithstanding anything to the contrary contained in this
Section 9.2, the procedures set forth in Exhibit H shall apply to any Patent Matter with respect to the Compound omeprazole marketed under the trademark Prilosec(R).

            (i) The Parties acknowledge that P&G has certain rights to enforce intellectual property rights with respect to the Compound omeprazole pursuant to the P&G License (as defined in the Manufacturing Agreement).

      Section 9.3 Reexamination and Reissue. (a) KB will defend, at its expense, the Licensed Patents in any reexamination or reissue proceedings in the United States Patent and Trademark Office. KB shall have the sole right to initiate a reissue proceeding. Before KB initiates a reissue proceeding or either Party initiates a reexamination proceeding, KB and Licensee shall consult as to the desirability or necessity of such a proceeding. Such proceedings will not be abandoned prior to a final decision of the Patent Office Board of Appeals or Patent Office Board of Interference without the consent of the Party not initiating or defending such proceeding, which consent will not be unreasonably withheld taking into consideration, inter alia, the merits of the action of the Patent and Trademark Office, priority dates provable by any interference party (should an interference be involved), and the technological and commercial importance of the subject matter of the claims of the application or patents.

      (b) Licensee shall take any action necessary or appropriate to preserve its rights with respect to any Licensed Patent hereunder in connection with, and shall cooperate with KB in, the prosecution of any such appeal which was initiated by KB prior to November 1, 1994 with respect to any Licensed Patent. Within ninety (90) days of the Amendment and Restatement Date, KB shall advise Licensee of any appeals of any adverse final decisions by the Patent and Trademark Office pending before any judicial or administrative body as of such date. KB and Licensee shall consult following any adverse final decision by the Patent and Trademark Office rendered after November 1, 1994 to determine whether or not to appeal such final decision to the courts. In the event that KB, in its sole judgment, concludes that an appeal is justified, KB shall prosecute such an appeal and bear all expenses of prosecuting it. In the event that KB determines not to prosecute an appeal, it shall give Licensee notice in time to permit Licensee, if it so elects, to prosecute an appeal and, in such event, will execute (and will cause its Affiliates to execute) all papers necessary to permit Licensee to proceed with such an appeal either in the name of KB (or any of its Affiliates), the name of the applicants, or in Licensee's own name. In the event that Licensee elects to prosecute an appeal, it will be reimbursed by KB for Licensee's expenses only if such appeal results in reversal, in whole or in substantial part, of the decision of the Patent and Trademark Office.

      (c) In connection with all matters governed by this Section 9.3, Licensee shall act solely through the Patent Committee and shall be represented solely by Approved Counsel. Approved Counsel will communicate with Licensee only through the Patent Committee. The Patent Committee shall be subject to a strict obligation of confidentiality not to transmit to TR or any other Person, and to prevent the transmission to TR or any other Person, except as permitted by
Section 9.2(b)(iii), of, confidential information obtained or provided to it in connection with any such matter, without the prior written consent of KB. The Patent Committee shall not disclose any confidential information obtained or provided to it in connection with any such matter to the Board of Directors of Licensee or to any officers of Licensee (other than those officers of Licensee who are also members of the Patent Committee) without the prior written consent of KB. The Patent Committee may provide summaries and analyses of information provided to it by KB to the Board of Directors of Licensee (which shall be subject to a strict obligation of confidentiality not to transmit to TR or any other Person, and to prevent the transmission to TR or any other Person, of confidential information provided to it) to the extent necessary for Licensee's Board of Directors to discharge its fiduciary duties.

      Section 9.4 Cooperation. The Parties shall cooperate fully in connection with any action or proceeding referred to in this Article IX in a manner consistent with this Article IX.

      Section 9.5 Maintenance Fees. KB shall pay all fees and taxes necessary to maintain each Licensed Patent in full force and effect in the Territory during the term of each such Licensed Patent.

      Section 9.6 Candesartan Cilexetil; Turbuhaler. Notwithstanding anything to the contrary contained in this Agreement, Licensee shall have no rights under this Article IX with respect to the Licensed Compound candesartan cilexetil or to Turbuhaler and any Licensed Patents relating to that device.

      Section 9.7 Selected Compounds and Selected Uses. (a) Notwithstanding anything to the contrary contained in this Agreement, KBI-E shall have no rights under Sections 9.1, 9.2 and 9.3 with respect to any Selected Compounds. As to such Compounds, KB and the Partnership shall be jointly responsible for and shall agree, on an ad hoc basis, on their respective roles in discharging such responsibilities for any matter relating to a Selected Compound that might otherwise be governed by Sections 9.1, 9.2 or 9.3.

      (b) Notwithstanding anything to the contrary contained in this Agreement, if any matter governed by Section 9.1, 9.2 or 9.3 involves solely a Selected Use, the Partnership shall have full rights under Sections 9.1, 9.2 and 9.3. If such matter or its resolution involves or affects, or could potentially involve or affect, both a Selected Use and another use as to which KBI-E has rights under this Agreement, the provisions of Sections 9.1, 9.2 and 9.3 shall govern the rights of the Partnership; provided, however, that the Partnership shall be entitled to participate only to the extent necessary to preserve and protect its interests in the Selected Uses; provided, further, that the Partnership shall be entitled to 100% and KB will be entitled to 0% in the case of a Group A Compound or Group B Compound, and the Partnership shall be entitled to 80% and KB will be entitled to 20%, in the case of a Group C Compound, of any recovery obtained with respect to a Selected Use by KBI-E, KB or the Partnership or all of them together, attributable to the Territory, net of litigation costs and expenses incurred by such party attributable to the Territory, in connection with or as a result of any action to abate a Patent Matter, by settlement or otherwise.

                                   ARTICLE X

                     TECHNICAL INFORMATION; CONFIDENTIALITY

      Section 10.1 Exchange of Information. To the extent legal and reasonable under the circumstances, KB from time to time, after request by Licensee (or, in the case of Distribution Compounds, the Partnership), shall provide Licensee (or, in the case of Distribution Compounds, the Partnership) with summaries of such Technical Information possessed by KB (or any of its Affiliates) regarding each Licensed Compound as the Parties after consultation deem necessary or advisable for use or application in connection with the use of any such Licensed Compound in the Territory; provided, however, (i) in the case of Distribution Compounds, KB shall consult with the Partnership and Licensee shall require the Partnership to consult with KB and (ii) KB shall not be obligated to provide Licensee with any Technical Information to the extent neither KB nor any of its Affiliates has the right to grant Licensee a license with respect thereto or otherwise authorize the use thereof by Licensee. Licensee may transfer such Technical Information provided to it only to a permitted sublicensee or distributor (and to no other Person, including without limitation any stockholder of Licensee (except as provided herein)), and may use such Technical Information solely in the Territory and only in furtherance of its rights and obligations hereunder. Each Party shall promptly, and in full accordance with FDA requirements, bring to the other Party's attention any unusual or unexpected reactions or side-effects with respect to each Licensed Compound and Combination; provided, however, that in the case of Distribution Compounds, KB shall bring such information to the attention of the Partnership.

            In furtherance of and without limiting the foregoing and for the purpose of more effectively providing the Manufacturing Technical Information (as defined in the Manufacturing Agreement), Licensee hereby requests, and KB agrees, that KB shall provide such cooperation and information to KBI and the Producers (as defined in the Manufacturing Agreement) and shall engage in such consultations as may be provided for in Article VI of the Manufacturing Agreement, all in accordance with the terms of the Manufacturing Agreement.


      Section 10.2 Confidentiality and Permitted Disclosure. Subject to the provisions of Section 9.2, each Party shall maintain in strict confidence all Confidential Information pursuant to and in accordance with Sections 4.1 and 4.2 of the Master Restructuring Agreement, provided, however, that:


            (a) KB may disclose such information (other than the privileged and work product-protected information referred to in Sections 9.2(b)(i) and 9.2(c)(i)) to any governmental agency or authority to the extent necessary to obtain the approval of any agency or authority to make, have made, use or sell any Compound; provided, further, however, to the extent permitted by applicable law, such disclosure shall be made on a confidential and restricted basis;


            (b) Licensee may disclose such information (other than the privileged and work product-protected information referred to in Sections 9.2(b)(i) and 9.2(c)(i)) to any governmental agency or authority to the extent necessary to obtain the approval of any agency or authority to make, have made, use or sell any Exclusive Second Look Product or Non-Exclusive Second Look Product; provided, further, however, to the extent permitted by applicable law, such disclosure shall be made on a confidential and restricted basis; and

            (c) Subject to Article VI, Licensee may disclose such information on a confidential and restricted basis to any manufacturer, producer or supplier to the extent necessary for the sole purpose of exercising its right to make or have made any Exclusive Second Look Product or any Non-Exclusive Second Look Product (each as defined in the Manufacturing Agreement), provided, however, that any such manufacturer, producer or supplier shall agree to assume and comply with all the obligations (including all confidentiality obligations) that a sublicensee or distributor must assume and comply with under Article VI and that any arrangement with any such manufacturer, producer or supplier shall comport with all of the requirements set forth in Article VI.

                                   ARTICLE XI

                    TRADEMARKS; IDENTIFICATION; INFRINGEMENT

      Section 11.1 Use. (a) As to each Licensed Compound for which a Trademark has been used by Licensee prior to the Amendment and Restatement Date, Licensee shall continue the use of such Trademark unless in the reasonable business judgment of Licensee, after consultation with KB, Licensee determines such use would be inadvisable for legal, commercial, or other reasons.

            (b) KB shall notify Licensee of each Trademark as promptly as practicable after an application for such Trademark is filed in the Territory.

            (c) Licensee shall not use any Trademark in any manner which would adversely affect the significance, distinctiveness or validity of such Trademark. In order to protect the goodwill associated with the Trademarks and to prevent any deception to the public, Licensee shall use the Trademarks only in connection with the manufacture, distribution, labeling, packaging, advertising, marketing, promotion and sale of Licensed Compounds meeting the standards and specifications, as from time to time are set by the Parties and which have been adopted by KB (or, if owned by any of its Affiliates, by such Affiliate).

      Section 11.2 Samples, Labels and Advertising Material. Licensee shall from time to time upon the request of KB furnish KB with specimens of all labels, and, to the extent practicable, advertising and any other materials on which any Trademark is used, or is to be used, by Licensee and with samples of the Licensed Compound on which such Trademark is used.

      Section 11.3 Infringement. KB and Licensee will promptly inform each other of any infringement, potential infringement or suspected infringement within the Territory of any Trademark used by Licensee (or any of its Affiliates). Promptly thereafter the Parties shall consult and cooperate fully to determine a course of action including the commencement of proceedings in the courts to cause such infringement, potential infringement or suspected infringement to be terminated. Failing prompt agreement on a course of action, KB shall have the right to initiate and prosecute an action against the infringer, at its expense. The prosecuting Party shall be entitled to retain all damages awarded. In connection with any action, the Parties shall cooperate fully, and the Party not instituting or prosecuting the action shall provide the prosecuting Party with such information and assistance as it may reasonably request.


                                  ARTICLE XII

                     DISCLAIMER AND LIMITATION OF LIABILITY

      Section 12.1 Disclaimer. Except for the express representations and warranties set forth herein and in the Master Restructuring Agreement and in the other Ancillary Agreements, neither Party makes any representation or warranty of any kind, express or implied, written or oral, including, without limitation, any representation or warranty with respect to the value, adequacy, freedom from fault of, or the quality, efficiency, suitability, characteristics or usefulness of, or merchantability or fitness for a particular purpose of, any Compound, or of any Licensed Patents, Technical Information, Trademarks or other information, data or know-how relating in any way to any Compound; provided, however, nothing contained in this Section 12.1 shall be deemed a waiver of, or be deemed to limit, the obligations of each Party hereunder.

      Section 12.2 Limitation on Damages. In no event shall either Party be liable for special, indirect, incidental or consequential damages ("Special Losses") arising under or in connection with this Agreement, or the performance of, or failure to perform, any obligations hereunder, whether in contract, warranty, negligence, tort, strict liability or otherwise; provided, however, that the foregoing shall not apply in the case of willful misconduct or gross negligence of any Party or any of its Affiliates, or to any Special Losses which are incurred by any Party or any of its Affiliates to any Non-Affiliate of such Party; and provided further that the Parties agree that Special Losses shall not include any amounts set forth in Section 10.6 (w),
(x), (y) or (z) of the Master Restructuring Agreement.


                                  ARTICLE XIII

           TERM AND RIGHTS UPON TERMINATION, REJECTION, OR ASSIGNMENT

      Section 13.1 Term. This Agreement shall be effective as of the Amendment and Restatement Date.

      Section 13.2 Rights of KB on Termination, Rejection or Assignment of Licenses or Options for Licenses. Upon termination or rejection of any license or option or the assignment thereof pursuant to the fourth sentence of Section 15.2, KBI-E shall have no further rights hereunder with respect to the Compound for which the license or option is terminated, rejected or assigned, and KB (and its Affiliates) shall have the right to make, have made, use and sell such Compound in the Territory or to license any Person within the Territory in KB's sole discretion.

      Section 13.3 Return of Data. Upon termination or rejection of any license or option or the assignment thereof pursuant to the fourth sentence of Section 15.2, KBI-E shall, at KB's direction, to the extent legal and practicable, promptly transfer to KB or its designee at KBI-E's sole expense all IND's and NDA's, other registrations, licenses and regulatory approvals, samples (to the extent not consumed) and all originals of Technical Information and of other confidential information covered by Section 10.2 furnished by KB (or any of its Affiliates) to KBI-E (or its Affiliates), concerning each Compound for which the license or option is terminated, rejected or assigned.

      Section 13.4 Effect of Termination. Notwithstanding any termination of this Agreement, Articles X and XII and any obligations which have accrued prior to such termination shall survive such termination.

                                  ARTICLE XIV

                                  ARBITRATION

      Section 14.1 Arbitration. Subject to Section 9.4 of the Master Restructuring Agreement, any dispute, controversy or claim between KB and Licensee arising out of or related to this Agreement, or the interpretation or breach hereof, shall be settled by binding arbitration pursuant to the principles and procedures set forth in Article 9 of the Master Restructuring Agreement.

                                   ARTICLE XV

                               GENERAL PROVISIONS

      Section 15.1 Entire Agreement. This Agreement, the Partnership Agreement, the Initial Agreements, the Master Restructuring Agreement and the other Ancillary Agreements (and the Exhibits and Schedules hereto and thereto) constitute the entire agreement between the Parties with respect to the subject matter hereof.

      Section 15.2 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as provided below and except as expressly set forth in this Agreement, the other Ancillary Agreements, the Initial Agreements or the Partnership Agreement, neither Party shall assign this Agreement or any of its rights or obligations hereunder without the prior consent of the other Party. In the event of any permitted assignment, the assignee or assignees shall expressly assume the due and punctual performance of all obligations which are so assigned and any such assignment shall not release the assignor from such obligations except to the extent that they are performed by the assignee or assignees (except as provided below with respect to the Partnership); provided, however, that as a condition to and prior to the effectiveness of such assignment and assumption, the assigning Party shall deliver a copy of such assignment and assumption to the other Party. This Agreement shall be deemed to have been assigned by KBI-E to KB or its designee with respect to all Compounds, other than omeprazole and perprazole and any Discretionary Compounds that are not purchased if either KB or KBI-E exercises its Assignment Right (as such term is defined in the KBI-E Asset Option Agreement) or the Required Sale (as defined in the KBI-E Asset Option Agreement) occurs under the KBI-E Asset Option Agreement, in either case effective on the Assignment Date (as defined in the KBI-E Asset Option Agreement). KB may assign any or all of its rights or obligations hereunder to any of its Affiliates or to a successor to all or substantially all of its business; provided, however, that as a condition to and prior to the effectiveness of such assignment and assumption, KB or its Affiliates shall deliver a copy of such assignment and assumption to KBI. Notwithstanding the foregoing, KBI and its Affiliates may make the partial assignments of this Agreement and of its rights and obligations hereunder provided for in the KBI-E Asset Contribution Agreement (as defined in the Master Restructuring Agreement), the Selected Compounds Contribution Agreement, the Trademark Rights Contribution Agreement (as defined in the Master Restructuring Agreement), the KBI Sub Assignment and Assumption Agreement (#1) (as defined in the Master Restructuring Agreement), the KBI Sub Assignment and Assumption Agreement (#2) (as defined in the Master Restructuring Agreement) and the KBI License Assignment and Assumption Agreement (as defined in the Master Restructuring Agreement); provided, however, that as a condition to and prior to the effectiveness of such assignment and assumption, KBI or its Affiliate shall deliver a copy of such assignment and assumption to KB. KBI and its Affiliates shall be released from such obligations to the extent such obligations are assumed by the Partnership pursuant to such agreements. KB hereby consents to such assignments and to the delegations of duties provided for in such agreements and in the Distribution Agreement. This Agreement and the rights of Licensee hereunder may not be further assigned without compliance with Section 6.3 of the KBI-E Asset Option Agreement or, with respect to the Selected

Compounds, Section 3.6 of the Master Restructuring Agreement. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their respective Affiliates, or their respective successors or permitted assigns, any rights or obligations under or by reason of this Agreement.

      Section 15.3 Applicable Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York without regard to any choice of law rules other than Section 5-1401 of the New York General Obligations Law.

      Section 15.4 Notices. Any notice, request or other communication under or with respect to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telefax with confirmation of receipt, or sent by internationally-recognized courier service to either Party at its address as specified below.

      If to KB, to:

            Astra AB
            S-151 85
            Sodertalje, Sweden
            Attention:  General Counsel
            Telefax:  011-46-8-553-288-12

      If to Licensee, to:

            Astra Merck Inc.
            c/o Merck & Co., Inc.
            P.O. Box 100
            One Merck Drive
            Whitehouse Station, New Jersey   08889-0100
            U.S.A.
            Attention:  General Counsel
            Copy to:  Corporate Secretary
            Telefax: (908) 735-1246

      If to the Partnership, to:

            Astra Pharmaceuticals, L.P.
            725 Chesterbrook Avenue
            Wayne, PA  19087-5677
            Attention:  General Counsel
            Telefax:  (610) 695-1280

            Or such other address as the Partnership may specify to KB from time to time.

Either Party by written notice to the other in accordance with the above may change the address to which such notices, requests or other communications to it shall be directed.

      Section 15.5 Waiver or Modification. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each Party, and may be waived only by a written instrument duly executed by the Party to be bound. No omission or delay on the part of either Party in requiring the due and punctual fulfillment by the other Party of any of its obligations hereunder shall constitute a waiver by the omitting or delaying Party of any of its rights to require such due and punctual fulfillment of any obligation hereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder or otherwise.

      Section 15.6 Expenses. Each of the Parties shall pay the fees and expenses of its respective counsel and other experts, and all other expenses, except as otherwise expressly provided herein, incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

      Section 15.7 Enforceability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision hereof invalid, illegal or unenforceable in any respect. In the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable the Parties shall use reasonable efforts (which shall not require payments to its Non-Affiliates) to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

      Section 15.8 Section and Other Headings. The Article and Section headings herein are for the convenience and reference of the Parties and shall not affect the meaning or interpretation hereof. References in the text hereof to Articles, Sections, Paragraphs, Clauses and Exhibits mean the Articles, Sections, Paragraphs, Clauses and Exhibits in this Agreement, respectively, unless otherwise specifically stated.

      Section 15.9 Reasonable Efforts. Wherever it is provided in this Agreement that a Party shall use reasonable efforts for any purpose, such Party shall be required only to use such efforts, if any, as are commercially reasonable in the circumstances and as are consistent with the policies and practices utilized by it in conducting its own business. Without limiting any other provision hereof, each Party will perform its respective obligations under this Agreement (and the Exhibits hereto) in a manner reasonably consistent with that employed by such Party in connection with its other pharmaceutical products of comparable commercial potential. Any obligation of Licensee to use reasonable efforts hereunder in respect of any Distribution Compound shall be deemed to be satisfied by causing the Partnership to enter into an agreement obligating the Partnership to use its reasonable efforts to satisfy such obligation.

      Section 15.10 Further Assurances. Each Party shall execute such other instruments, give such further assurances and perform such acts which are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.

      Section 15.11 Affiliates. Each Party will cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions relate, or are intended to relate, to such Affiliates, as if such Affiliates were expressly named as joint obligors hereunder. Without limiting the foregoing, to the extent reasonably requested by either Party, the other Party will cause any such Affiliate to execute any and all instruments, give such assurances and perform such acts which are or may become appropriate to effectuate and carry out the intent of the Parties as reflected in this Agreement.

      Section 15.12 No Agency, etc. Neither Party hereto shall be deemed to be an agent, employee or legal representative of the other for any purpose. Each Party shall conduct itself under this Agreement as an independent contractor and all persons employed by a Party shall be employees of that Party and not the other and all costs and obligations incurred by reason of any such employment shall be for the account and expense of that Party (although any such Party may be reimbursed therefor, directly or indirectly, to the extent provided herein).

      Section 15.13 Events of Force Majeure. No Party shall be responsible or liable to the other Party, nor shall Licensee's rights to any Licensed Compound and any product containing a Licensed Compound terminate and revert to KB pursuant to Section 16.2, for any failure or inability to perform any of such Party's covenants or obligations under this Agreement, or, in the case of Licensee, for neither conducting an Active Development Program for a Licensed Compound nor Actively Marketing any product containing such Licensed Compound, if such failure or inability results from events or circumstances reasonably beyond the control of such Party (collectively, "Events of Force Majeure"). Events of Force Majeure shall include, without limitation, any order, decree, law or regulation of any nature whatsoever of any court or governmental authority; war (whether or not declared); embargo; strike, lockout or other labor difficulty; riot; epidemic; disease; unavoidable accident; explosion; act of God; civil commotion; fire; earthquake; storm; flood; failure of public utilities or common carriers; unavailability of, or material reduction in the supply of, raw materials or intermediates, labor, fuel, electricity, water or transport; and any other circumstances whatsoever whether similar to the above causes or not; provided, however, that the foregoing shall not include any event or circumstance which prevents a Party from obtaining the funds sufficient to make any payment required to be made by it pursuant to this Agreement, but shall include any such event or circumstance which prevents a Party from transferring such funds to the other Party to effect such payment. The Party failing or unable to perform as a result of an Event of Force Majeure shall promptly notify the other Party of such Event of Force Majeure and shall take all action as is reasonably possible to remove such Event of Force Majeure; provided, however, that nothing contained herein shall require the settlement of any strike, lockout or other labor difficulty, or of any investigation or proceeding by any governmental authority or of any litigation, by a Party on terms unsatisfactory to it.

                                  ARTICLE XVI

                             TERMINATION OF RIGHTS


     Section 16.1 Termination of Rights and Reversion to Licensee. It is understood by the Parties that, as of the Amendment and Restatement Date, Licensee shall assign certain rights under this Agreement to KBI-E and KBI-E, as such assignee, shall simultaneously enter into the Distribution Agreement with the Partnership. In the event that, pursuant to Section C or D of the Distribution Agreement, the Partnership does not become or ceases to be the distributor with respect to a Licensed Compound and any products containing such Licensed Compound or if the Partnership's rights under the Distribution Agreement become non-exclusive under the Distribution Agreement with respect to a Licensed Compound and any products containing such Licensed Compound:

            (a) KB shall provide to KBI-E the Information Package and any additional relevant information with respect to such Licensed Compound and any products containing such Licensed Compound then in the possession of KB and its Affiliates developed or acquired by KB or such Affiliates subsequent to the delivery of such Information Package to the Partnership but prior to the date on which the Partnership is no longer the exclusive distributor of any products containing such Licensed Compound; provided, however, that this subsection (a) shall be applicable only if the Compound ceases to be a Distribution Compound or only if the rights of the Partnership under the Distribution Agreement with respect to such Compound become non-exclusive;

            (b) KB shall no longer be subject to its obligations set forth in Sections 2.7, 3.1, 3.2 and 10.1 (except as set forth in Section 2.3(d), the last sentence of Section 10.1(a) and Section 16.1(a)) with respect to such Licensed Compound; provided, however, that KBI-E shall be obligated to perform all of KB's obligations set forth in such Sections at its own expense and KBI-E shall provide KB with such of the results of, and supporting data and information for, any tests and studies performed by KBI-E (or any of its Affiliates) pursuant thereto for any Licensed Compound which KB shall request after review with KBI-E of the material available, with authority to KB, its Affiliates or any licensee or sublicensee thereof to use and make reference thereto; provided, further, however, that this subsection (b) shall be applicable only if such Compound ceases to be a Distribution Compound.

            (c) If such Licensed Compound is a Group C Compound and will have intravenous and other routes of administration or will have an antibiotic, anticancer or antiviral use, KB (and its Affiliates) shall be granted the nonexclusive, nonlicensable right to make, have made, use and sell such Group C Compound in the Territory in all Parenteral Forms; and

            (d) KB shall provide KBI-E with all information, data and know-how then in the possession of KB or any of its Affiliates with respect to such Licensed Compound to which KBI-E would be entitled under the Manufacturing Agreement as if KBI-E were the Producer (as such term is defined in the Manufacturing Agreement) of products containing such Licensed Compound pursuant to the Manufacturing Agreement but shall not have any obligation to provide KBI-E with any additional information, data or know-how later developed or acquired by KB or any of its Affiliates; provided, however, that with respect to products containing such Licensed Compound delivered through the Turbuhaler, KB may, in its sole discretion, (i) provide to KBI-E the information, data and know-how referred to in this subsection 16.1(d) or (ii) manufacture such products for, and supply such products to, KBI-E in accordance with terms of the Manufacturing Agreement.

            (e) KBI-E from time to time, and in any event as promptly as practicable after any request by KB, shall provide KB with summaries of such information, data and know-how (including without limitation any such information, data and know-how covered by patents owned by KBI-E, or any of its Affiliates, or as to which KBI-E, or any of its Affiliates, has licensing rights) as relate uniquely to manufacturing or preparing any Licensed Compound (including any intermediate of such Licensed Compound) and are now or hereafter possessed by KBI-E (or any of its Affiliates). KBI-E shall provide KB with such of the foregoing information, data and know-how, referred to in any such summary, as KB shall request; provided, however, KBI-E shall not be obligated to provide KB with any such information, data or know-how to the extent neither KBI-E nor any of its Affiliates has the right to grant KB a license with respect thereto or otherwise authorize the use thereof by KB; provided, further, KBI-E shall, to the extent legal, use its reasonable efforts (which shall not require payments to its Non-Affiliates) to make available to KB the broadest rights to such information, data and know-how. KB shall pay KBI-E such reasonable consideration, if any, as KBI-E and KB shall agree for such information, data and know-how requested by KB and as to which KBI-E has notified KB it expects to be compensated (which notice shall be given in advance of providing such information, data and know-how); but failure to agree upon such consideration shall not prevent or delay the provision of such information, data and know-how to KB. If such consideration is not agreed to by KBI-E and KB within 180 days of the request by KB for such information, data and know-how, then such consideration shall be set by arbitration in accordance with Article XIV.

            (f) KBI-E shall not enter into any sublicense or distribution arrangement under this Agreement with any Non-Affiliate of KBI-E with respect to any Discretionary Compound; provided, however, that on and after the Assignment Date KBI-E may enter into any such sublicense or distribution arrangement with respect to any Discretionary Compounds that are not purchased if either KB or KBI-E exercises its Assignment Right or the Required Sale occurs under the KBI-E Asset Option Agreement and provided, further, that any sublicense or distribution arrangement entered into with an Affiliate of KBI-E with respect to any Discretionary Compound prior to the KBI-E Asset Purchase (as defined in the Master Restructuring Agreement) shall terminate upon the exercise of KB's right to purchase the rights to such Compound under Article V of the KBI-E Asset Option Agreement.

      Section 16.2 Reversion to KB. With respect to each Licensed Compound as to which, pursuant to Section C or D of the Distribution Agreement, the Partnership does not become or ceases to be the distributor with respect to such Licensed Compound and any products containing such Licensed Compound or if the Partnership's rights under the Distribution Agreement become non-exclusive under the Distribution Agreement with respect to a Licensed Compound and any products containing such Compound:

           (a) At any time after KBI-E shall have determined (i) that it is neither (A) currently conducting or planning to conduct an Active Development Program for such Licensed Compound nor (B) Actively Marketing or planning to Actively Market any product containing such Licensed Compound or (ii) to discontinue the development of a Licensed Compound and any product containing such Licensed Compound, KBI-E may deliver to KB a written notice (a "Discontinuation Notice") identifying such Compound and products containing such Compound, if any (collectively, the "Discontinued Licensed Compound"). Upon KB's receipt of a Discontinuation Notice and without any further action by KBI-E or KB, the license with respect to such Discontinued Licensed Compound shall automatically terminate, all rights granted thereunder shall revert to KB (including any rights with respect to Trademarks and the good will associated therewith) and the provisions of Section 13.2 shall apply.

           (b) (i) After the Amendment and Restatement Date, KB may deliver to KBI-E a written notice (a "Non-Performance Notice") with respect to such Licensed Compound setting forth its contention that KBI-E is neither (A) conducting an Active Development Program for such Licensed Compound nor
      (B) Actively Marketing any product containing such Licensed Compound; provided, however, that if such Non-Performance Notice has not been delivered by KB within six (6) months after the end of the Calendar Year in which the facts which form the basis of KB's contention have occurred, KB's rights under this Section 16.2(b) shall terminate, for such Calendar Year.

               (ii) Within ninety (90) days of receipt of a Non-Performance Notice, KBI-E shall deliver to KB a written notice that either (A) confirms KB's claim as set forth in subparagraph (b)(i) or (B) disputes KB's claim. If KBI-E confirms that it is neither (A) conducting an Active Development Program for such Licensed Compound nor (B) Actively Marketing any product containing such Licensed Compound, then, without any further action by KBI-E or KB, the license with respect to such Licensed Compound and any products containing such Licensed Compound shall automatically terminate, all rights granted thereunder shall revert to KB (including any rights with respect to Trademarks and the good will associated therewith) and the provisions of Section 13.2 shall apply. If KBI-E does not deliver such notice to KB within such ninety-day period, KBI-E shall be deemed to have confirmed KB's claim as set forth in subparagraph (b)(i).

               (iii) If, in the notice provided to KB pursuant to subparagraph
      (b)(ii) above, KBI-E disputes a Non-Performance Notice, such dispute shall be resolved by arbitration pursuant to Article XIV. Such arbitration shall be initiated by KB within ninety (90) days after receipt by KB of such notice. If the arbitrators determine that KBI-E is conducting an Active Development Program for such Licensed Compound or is Actively Marketing any product containing such Licensed Compound, KBI-E shall retain all rights with respect to such Licensed Compound granted hereunder. If the arbitrators determine that KBI-E is neither conducting an Active Development Program for such Licensed Compound nor Actively Marketing any product containing such Licensed Compound, without any further action by KBI-E or KB, the license with respect to such Licensed Compound and any products containing such Licensed Compound shall automatically terminate, all rights granted thereunder shall revert to KB (including any rights with respect to Trademarks and the good will associated therewith) and the provisions of Section 13.2 shall apply.

               (iv) Notwithstanding the foregoing, KB may deliver a Non-Performance Notice to KBI-E with respect to any given Licensed Compound (and seek resolution of any dispute arising therefrom pursuant to subparagraph (b)(iii) above) only once during the development of such Licensed Compound and only once during the marketing of a product containing such Licensed Compound.

            (c) If the license with respect to a Discontinued Licensed Compound or a Licensed Compound, as the case may be, is terminated pursuant to this
      Section 16.2, KBI-E shall require any sublicensee or distributor to transfer to KB all rights which such sublicensee or distributor shall have with respect to any uses of such Licensed Compound or Discontinued Licensed Compound, as the case may be, so that KB shall be in possession of all rights with respect to such Licensed Compound, including the Selected Uses of such Licensed Compound and any Exempted Combinations thereof.

      Section 16.3 Compliance Certificate; Audit Rights. With respect to each Licensed Compound as to which, pursuant to Section C or D of the Distribution Agreement, the Partnership does not become or ceases to be the distributor with respect to such Licensed Compound and any products containing such Licensed Compound or if the Partnership's rights under the Distribution Agreement become non-exclusive under the Distribution Agreement with respect to a Licensed Compound and any products containing such Compound:

            (a) KBI-E shall deliver to KB within sixty (60) days after the end of each Calendar Year a certificate, executed by the chief executive officer or other senior officer of KBI-E, certifying as to each such Licensed Compound whether or not KBI-E as of the end of such Calendar Year is then conducting an Active Development Program for such Licensed Compound and Actively Marketing products containing such Licensed Compound (an "Annual Certificate"), which certificate may be a combined certificate with respect to all such Licensed Compounds. Such certificate shall (A) identify each such Licensed Compound and product, (B) certify whether the amount of KBI-E's (and its Affiliates') development expenditures for such Calendar Year in respect of such Licensed Compound exceed the $1 million and $3 million amounts for the applicable development phase described in the definition of "Active Development Program," and (C) identify the applicable development phase for such Compound.

            In the event such certificate does not certify that KBI-E is either
      (i) conducting an Active Development Program for such Licensed Compound or
      (ii) Actively Marketing products containing such Licensed Compound, the delivery of such certificate shall be deemed to be the delivery of a Discontinuation Notice with respect to such Licensed Compound; provided, however, that if such certificate omits the certification with respect to any Licensed Compound, the failure to deliver such certificate shall not constitute the delivery of a Discontinuation Notice unless KBI-E fails to deliver such certification within thirty (30) days after the delivery to KBI-E of notice of such omission. In the event KBI-E fails to deliver to KB within the 60-day period referred to in this Section 16.3(a) an Annual Certificate with respect to each such Licensed Compound and fails to deliver such Annual Certificate within thirty (30) days after written notice from KB of such failure to deliver or if the Annual Certificate with respect to a year was prepared with reckless disregard for the accuracy or inaccuracy of the information contained therein, KBI-E shall reimburse KB for the Full Costs of any audit by KB's accountants pursuant to Section 16.3(b) with respect to such Calendar Year.

            (b) KBI-E shall keep, and shall cause its Affiliates and sublicensees and distributors to keep, true, accurate and complete records of the development and marketing expenditures and commitments therefor in respect of each Licensed Compound and each product (and the Licensed Compound contained therein) in sufficient detail to permit the verification of the information contained in the certificate provided to KB pursuant to subsection (a) of this Section 16.3. Upon KB's request, KBI-E shall permit an independent certified public accountant selected and paid by KB (except one to whom KBI-E has some reasonable objection) to have reasonable access during ordinary business hours to such of KBI-E's and its Affiliates' and sublicensees' and distributors' records as may be necessary in such accountant's judgment to confirm to its reasonable satisfaction the accuracy of any certificate delivered to KB pursuant to this Section 16.3. This right to request a review for any Calendar Year shall be effective only with respect to the immediately preceding Calendar Year and shall terminate six (6) months after the end of such Calendar Year. Such accountant shall keep its findings confidential and shall not disclose to KB (or any of its Affiliates) any information except that it shall report to KB (i) its findings and any other information relating to the accuracy of the certificate delivered under this Section 16.3, (ii) interpretations of the terms of this Agreement applied by KBI-E to the information contained in such certificate, and (iii) any restrictions on access to KBI-E's and its Affiliates' and sublicensees' and distributors' data which the accountant deems to be a restriction of scope with respect to its engagement.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the Amendment and Restatement Date.

                                       ASTRA AB
                                        (publ)




                                       By:    /s/ Goran Lerenius
                                          -------------------------------------
                                          Name: Goran Lerenius
                                          Title: Authorized Signatory


                                       ASTRA MERCK INC.




                                       By:    /s/ Peter E. Nugent
                                          -------------------------------------
                                          Name: Peter E. Nugent
                                          Title: President


Acknowledged and consented to with respect to the Selected Compounds and the Selected Uses of the Licensed Compounds:

ASTRA PHARMACEUTICALS, L.P.

By:  KB USA, L.P., its General Partner

By:  Astra AB, its General Partner
       (publ)


By:     /s/ Christian Onfelt
    -------------------------------------
    Name: Christian Onfelt
    Title: Authorized Signatory

                                    EXHIBIT A

                                APPROVED COUNSEL



Connolly, Bove, Lodge & Hutz
1220 Market Street
Wilmington, DE  19801

Morgan & Finnegan
345 Park Avenue
New York, NY  10154

Hale & Dorr
60 State Street
Boston, MA  02109

                                    EXHIBIT B

            The following Compounds are "Excepted Compounds" and are excepted from Group C Compounds:

            (a)   Alprenolol

                  Bacampicillin

                  Bacmecillinam

                  Etidocaine

                  Glucoferron

                  Metoprolol

                  Ritodrine Hydrochloride


            (b) KB shall treat any salt or ester of any Compound listed in subparagraph (a) above and any analogue, homologue or derivative thereof as a Group C Compound to the extent that KB (or any of its Affiliates), at April 28, 1981, had not licensed (other than in accordance with understandings made prior to that date) or had not committed, or otherwise undertaken, to license such salt, ester, analogue, homologue or derivative to any Non-Affiliate of KB (other than Licensee); it being represented and warranted by KB that no such license, commitment or undertaking exists, at the Original Execution Date (x) in respect of the Compounds Etidocaine, Glucoferron and Ritodrine Hydrochloride; and (y) in respect of any analogue, homologue or derivative of the Compounds Metoprolol and Alprenolol, except as to any analogue, homologue or derivative claimed by any United States, Swedish or Swiss patent or patent application owned by KB (or its Affiliates), or as to which KB (or any of its Affiliates) had licensing rights, in each case, as at April 28, 1981.

                                    EXHIBIT C

                                LICENSED PATENTS


PRILOSEC (OMEPRAZOLE)

     PATENT NUMBER              PATENT EXPIRES               TYPE OF PATENT
     -------------              --------------               --------------
     4,255,431                  April 05, 2001 (inc. PTE)    Drug product and method of use
                                                             ("compound patent")
     4,620,008                  October 28, 2003             Process and intermediate
     4,786,505                  April 20, 2007               Drug product and method of use
                                                             ("formulation patent")
     5,093,342                  Feb. 02, 2010                Use
     4,544,750                  Aug. 26, 2003                Intermediate
     4,853,230                  April 20, 2007               Formulation
     4,636,499                  May 30, 2005                 Sulphenamide compound
     5,599,794                  Feb. 04, 2014                Combination, Formulation
     5,386,032                  Jan. 31, 2012                Process
     5,629,305                  Feb. 04, 2014                Combination, Formulation

      PATENT APPLICATIONS        FILING DATE
      -------------------        -----------
      08/776 222                 Dec. 05, 1996                Process - (No appeals)

H199/18 (PERPRAZOLE)


In addition to the patents covering omeprazole, the following:

     PATENT NUMBER              PATENT EXPIRES            TYPE OF PATENT
     -------------              --------------            --------------
     4,738,974                  April 19, 2005            Product
     5,714,504                  February 03, 2015         Formulation
     5,693,818                  December 02, 2014         Process


     PATENT APPLICATIONS        FILING DATE
     -------------------        -----------
     .08/492,087                July 05, 1995             Process - (No appeals)
     .08/491,939                July 03, 1995             Process - (No appeals)
     .08/313,342                July 08, 1994             Specific crystallinity - (No
                                                          appeals)

     08/833962                  April 11, 1997            Use - (No appeals)
     08/899931                  July 24, 1997             Formulation - (No appeals)

REMACEMIDE

      PATENT NUMBER              PATENT EXPIRES            TYPE OF PATENT
      -------------              --------------            --------------
      5,331,007                  Mar. 03, 2009 (PTE        Product
                                 possible)
      5,650,443                  July 22, 2014             Combination, Formulation

      PATENT APPLICATIONS        FILING DATE               TYPE OF PATENT
      -------------------        -----------               --------------
      PCT/SE97/02092 (US         Dec. 12, 1997             Process - (No appeals)
      number not yet received)

TONOCARD (TOCAINIDE HCl)


      PATENT NUMBER              PATENT EXPIRES            TYPE OF PATENT
      -------------              --------------            --------------
      4,210,670                  June 23, 1998             Use
      4,237,068                  Nov. 09, 1998             Product

ROFLEPONIDE


       PATENT NUMBER                  PATENT EXPIRES            TYPE OF PATENT
       -------------                  --------------            --------------
       5,674,861                      October 07, 2014          Compound
       5,614,514                      March 25, 2015            Compound
       4,693,999                      July 03, 2005             Formulations

       PENDING APPLICATIONS           FILING DATE               TYPE OF PATENT
       --------------------           -----------               --------------
       08/944676
       (cont.-in part of 5,674,861)   October 7,1997`           Process (No appeals)
       08/493733
       (cont.-in part of 5,614,514)   June 22, 1995             Compound*
       08/617918                      December 20, 1995         Compound


*Appeal on the basis of lack of inventive step.

PLENDIL (FELODIPINE)


       PATENT NUMBER              PATENT EXPIRES              TYPE OF PATENT
       -------------              --------------              --------------
       4,264,611                  June 19, 2001 (inc. PTE)    Product
       4,803,081                  April 03, 2007              Formulation
       4,942,040                  Sep. 29, 2008               Logimax (Product)


       PATENT APPLICATIONS        FILING DATE                 TYPE OF PATENT
       -------------------        -----------                 --------------
       08/648000                  May 08, 1996                Felo cerebral (use) - (No
                                                              appeals)
       08/750933                  Dec. 13, 1996               Process - (No appeals)

ROPIVACAINE FOR THE TREATMENT OF INFLAMMATORY BOWEL DISEASE IN HUMANS


       PATENT NUMBER              PATENT EXPIRES            TYPE OF PATENT
       -------------              --------------            --------------
       4,695,576                  April 26, 2005            Substance
       4,870,086                  November 24, 2006         Substance
                                  (Application for
                                   PTE is pending)
       5,670,524                  September 23, 2014        Use

       PATENT APPLICATIONS        FILING DATE               TYPE OF PATENT
       -------------------        -----------               --------------
       08/647994                  April 30, 1996            Process (No appeals)

BUDESONIDE FOR THE TREATMENT OF INFLAMMATORY BOWEL DISEASE IN HUMANS


       PATENT NUMBER              PATENT EXPIRES            TYPE OF PATENT
       -------------              --------------            --------------
       5,643,602                  July 1, 2014              Composition, 2nd medical use

       PATENT APPLICATIONS        FILING DATE               TYPE OF PATENT
       -------------------        -----------               --------------
       08/853 142                 May 8, 1997               Composition, use (No appeals)
       08/764 985                 December 13, 1996         Prodrug, composition (No
                                                            appeals)

ATACAND (CANDESARTAN CILEXETIL)



(Patents owned by Takeda Chemical Industries, Ltd.)

       PATENT NUMBER           PATENT EXPIRES                    TYPE OF PATENT
       -------------           --------------                    --------------
       5,196,444               April 18, 2011(PTE possible)      Product
       5,705,517               April 18, 2011                    Product (general)
       5,703,110               April 18, 2011                    Metabolite
       5,534,534               July 9, 2013                      Formulation

                                    EXHIBIT D

                             THERAPEUTIC CATEGORIES

All lettered/numbered references in this Exhibit D are to the International Classification of Diseases - 10th Edition (ICD-10) as issued by the World Health Organization.

Intestinal infectious diseases (A00-A07; A09)

Viral and other specified intestinal infections (A08)

Tuberculosis (A15-A19)

Certain zoonotic bacterial diseases (A20-A28)

Other bacterial diseases (A30-A49). Includes both prevention and treatment of susceptible bacterial diseases.

Gonococcal infection (A54)

Sexually transmitted chlamydial diseases (A55-A56)

Anogenital herpesviral [herpes simplex] infections (A60)

Other Infections with a predominantly sexual mode of transmission (A50-A53; A57-A59; A63-A64)

Other spirochaetal diseases (A65-A69)

Other diseases caused by chlamydiae (A70-A74)

Rickettsioses (A75-A79)

Acute poliomyelitis (A80)

Other Viral Infections of the central nervous system (A81-A89)

Arthropod-borne viral fevers and viral haemorrhagic fevers (A90-A99)

Viral infections characterized by skin and mucous membrane lesions (B00-B09). Includes both prevention and treatment of susceptible viral infections in group.

Acute hepatitis A (B15)

Acute hepatitis B (B16)

Acute hepatitis C (New from B17)

Other Viral hepatitis (B17-B19)

HIV disease and AIDS (B24; Z21)

Other viral diseases (B24-B34). Includes both prevention and treatment of susceptible viral diseases in group.

Mycoses (B35-B36; B38-B43; B46-B49)

Candidiasis (B37)

Aspergillosis (B44)

Cryptococcosis (B45)

Protozoal disease (B50-B58; B60-B64)

Pneumocystosis (B59)

Helminthiases (B65-B72; B74-B83)

Onchocerciasis (B73)

Pediculosis, acariasis and other infestations (B85-B89)

Sequelae of infectious and parasitic diseases (B90-B94)

Malignant neoplasms of lip, oral cavity and pharynx (C00-C14)

Malignant neoplasm of oesophagus (C15)

Malignant neoplasm of stomach (C16)

Malignant neoplasm of colon/rectum (C18-C20)

Malignant neoplasm of liver and intraheptic bile ducts (C22)

Other Malignant neoplasms of digestive organs (C17; C21; C23-C24; C26)

Malignant neoplasm of pancreas (C25)

Malignant neoplasms of respiratory and intrathoracic organs (C30-C33; C37-C39)

Malignant neoplasm of bronchus and lung (C34)

Malignant neoplasms of bone and articular cartilage (C40-C41)

Melanoma and other malignant neoplasms of skin (C43-C44)

Malignant neoplasms of mesothelial and soft tissue (C45-C49)

Malignant neoplasm of breast (C50)

Malignant neoplasms of female genital organs (C51-C52; C57-C58)

Malignant neoplasm of cervix/uterus (C53-C55)

Malignant neoplasm of ovary (C56)

Malignant neoplasms of male genital organs (C60; C62-C63)

Malignant neoplasm of prostate (C61)

Malignant neoplasms of urinary tract (C66; C68)

Malignant neoplasm of kidney (C64-C65)

Malignant neoplasm of bladder (C67)

Malignant neoplasms of eye, brain and other parts of central nervous systems (C69-C72)

Malignant neoplasms of thyroid and other endocrine glands (C73-C75)

Malignant neoplasms of ill-defined, secondary and unspecified sites (C76-C80)

Malignant neoplasms of lymphoid, haematopoietic and related tissue (C81-C96)

Malignant neoplasms of independent (primary) multiple sites (C97)

In situ neoplasms (D00-D09

Benign neoplasms (D10-D36)

Neoplasms of uncertain or unknown behaviour (D37-D48)



Nutritional anaemias (D50-D53)

Haemolytic anaemias (D55-D59)

Aplastic and other anaemias (D60-D64)

Disseminated intravascular coagulation [defibrination syndrome] (D65)

Hereditary factor VIII deficiency (D66)

Hereditary factor IX deficiency (D67)

Factor X (from D68)

Other Coagulation defects, purpura and other haemorragic conditions (Part
D68-D69)

Other diseases of blood and blood-forming organs (D70-D77)

Certain disorders involving the immune mechanism (D80-D89)



Disorders of thyroid gland (E00-E07)

Insulin-dependent diabetes mellitus (E10)

Non-insulin-dependent diabetes mellitus (E11)

Other Diabetes mellitus (E12-E14)

Other disorders of glucose regulation and pancreatic internal secretion
(E15-E16)

Disorder of other endocrine glands (E20-E27; E30-E35)

Ovarian dysfunction (E28)

Testicular dysfunction (E29)

Short stature (from E34)

Malnutrition (E40-E46)

Other nutritional deficiencies (E50-E64)

Other hyperallmentation (E65; E67-E68)

Obesity (E66)

Metabolic disorders (E70-E77; E79-E90)

Disorders of lipoprotein metabolism and other lipidaemias (E78)



Dementia in Alzheimer's disease (F00)

Other dementia (F01-F03)

Organic, including symptomatic, mental disorders (F04-F05; F09)

Other mental disorders due to brain damage an dysfunction and to physical disease (F06)

Personality and behavioural disorders due to brain disease, damage and dysfunction (F07)

Mental and behavioural disorders due to psychoactive substance use (F10-F19)

Schizophrenia (F20-F21; F25)

Delusional and psychotic disorders (F22-24; F28-F29)

Manic episode (F30)

Bipolar affective disorder (F31)

Depression (F32-F33)

Other mood [affective] disorders (F34-F39)

Anxiety disorders (F40-F41)

Obsessive-compulsive disorder (F42)

Other neurotic, stress-related and somatoform disorders (F43-F48)

Eating disorders (F50)

Nonorganic sleep disorders (F51)

Sexual dysfunction, not caused by organic disorder or disease (F52)

Other behavioural syndromes associated with physiological disturbances and physical factors (F53-F59)

Personality disorders (F60-F62)

Other disorders of adult personality and behaviour (F63-F69)

Mental retardation (F70-F79)

Disorders of psychological development (F80-F89)

Hyperkinetic disorders (F90)

Other behavioural and emotional disorders with onset usually occurring in childhood and adolescence (F91-F98)



Inflammatory diseases of the central nervous system (G00-G09)

Systemic atrophies primarily affecting the central nervous system (G10-G13)

Parkinsonism (G20-G22)

Dystonia (G24)

Other extrapyramidal and movement disorders (G23; G25-G26)

Alzheimer's disease (G30)

Other degenerative diseases of the nervous system (G31-G32)

Multiple sclerosis (G35)

Other demyelinating diseases of the central nervous system (G36-G37)

Epilepsy (G40-G41)

Migraine (G43)

Other headache syndromes (G44)

Transient cerebral ischaemic attacks and related syndromes (G45)

Vascular syndromes of brain in cerebrovascular diseases (G46)

Sleep disorders (G47)

Nerve, nerve root and plexus disorders (G50-G59)

Polyneuropathies and other disorders of the peripheral nervous system
(G60-G64)

Diseases of myoneural junction and muscel (G70-G73)

Cerebral palsy and other paralytic syndromes (G80-G83)

Other disorders of the nervous system (G90-G99)



Disorders of eyelid, lacrimal system and orbit (H00-H06)

Disorders of conjunctiva (H10-H13)

Other disorders of sclera, cornea, iris and ciliary body (H15; H17-H22)

Keratitis (H16)

Cataract (H25-H26; H28)

Other disorders of lens (H27)

Disorders of choroid and retina except retinopathy (H30-H36)

Retinopathy (from H35/H36)

Glaucoma (H40-H42)

Disorders of vitreous body and globe (H43-H45)

Disorders of optic nerve and visual pathways (H46-H48)

Disorders of ocular muscles, binocular movement, accommodation and refraction excluding myopia (H49-H52)

Myopia (from H52)

Visual disturbances and blindness (H53-H54)

Other disorders of eye and adnexa (H55-H59)

Diseases of external ear (H60-H62)

Otitis media (H65-H67)

Other diseases of middle ear and mastoid (H68-H75)

Diseases of inner ear (H80-H83)

Other disorders of ear (H90-H95)



Acute rheumatic fever (I00-I02)

Chronic rheumatic heart diseases (I05-I09)

Hypertensive diseases (I10-I15)

Angina pectoris (I20)

Myocardial infarction (I21-I23)

Other acute ischaemic heart disease (I24)

Chronic ischaemic heart disease (I25)

Pulmonary embolism and diseases of pulmonary circulation (I26; I28)

Other pulmonary heart diseases (I27)

Acute and subacute endocarditis (I33)

Cardiomyopathy (I42-I43)

Cardiac arrhythmias (I44-I49)

Heart failure (I50)

Other forms of heart disease (I30-I32; I34-I41; I51-I52)

Cerebrovascular haemorrhege (I60-I62)

Cerebral infarction and occlusion (I63; I65-I66)

Other cerebrovascular diseases (I64; I67-I69)

Atherosclerosis (I70)

Aneurysm (I71-I72)

Other peripheral vascular diseases (I73)

Arterial embolism and thrombosis (I74)

Other diseases of arteries, arterioles and capillaries (I77-I79)

Venous thrombosis (I81-I82)

Other diseases of veins, lymphatic vessels and lymph nodes, not elsewhere classified (I80; I83-I89)

Other and unspecified disorders of the circulatory system (I95-I99)




Acute upper respiratory infections (J00-J06)

Viral influenza (J10-J11)

Viral pneumonia, not elsewhere classified (J12)

Bacterial pneumonia (J13-J15)

Pneumonia, other (J16-J18)

Other acute lower respiratory infections (J20-J22)

Rhinitis, allergic (from J30)

Rhinitis, other (from J31)

Other diseases of upper respiratory tract (J30-J39)

Chronic lower respiratory diseases (J40-J42; J44-J47)

Emphysema (J43)

Asthma (J45)

Lung diseases due to external agents (J60-J70)

Adult respiratory distress syndrome (J80)

Other respiratory diseases principally affecting the interstitium (J81-J84)

Suppurative and necrotic conditions of lower respiratory tract (J85-J86)

Other diseases of pleura (J90-J94)

Other diseases of the respiratory system (J95-J99)



Diseases of oral cavity, salivary glands and jaws (K00-K14)

Diseases of oesophagus (K20-K23)

Peptic ulcer (K25-K28)

Other diseases of stomach and duodenum (K29-K31)

Diseases of appendix (K35-K38)

Hernia (K40-K46)

Inflammatory bowel disease (K50-K51)

Other noninfective gastroenteritis and colitis (K52)

Other diseases of intestines (K55-K57; K59-K63)

Irritable bowel syndrome (K58)

Diseases of peritoneum (K65-K67)

Diseases of liver (K70-K77)

Disorders of gallbladder, biliary tract and pancreas (K80-K87)

Other diseases of the digestive system (K90-K93)



Infections of the skin and subcutaneous tissue (L00-L08)

Bullous disorders (L10-L14)

Dermatitis and eczema (L20-L30)

Psoriasis (L40)

Other papulosquamous disorders (L41-L45)

Urticaria (L50)

Erythema (L51-L54)

Skin changes due to chronic exposure to nonionizing radiation (L57)

Other radiation-related disorders of the skin and subcutaneous tissue (L55-L56; L58-L59)

Other disorders of skin appendages (L60-L62; L67-L68; L71-L75)

Alopecia and hair loss (L63-L66)

Acne (L70)

Other disorders of the skin and subcutaneous tissue (L80-L99)



Infectious Arthropathis (M00-M03)

Arthritis (M05-M09; M13)

Other inflammatory polyarthropathies (M10-M12; M14)

Arthrosis (M15-M19)

Other joint disorders (M20-M25)

Systemic lupus erythematosus (M32)

Other systemic connective tissue disorders (M30-M31; M33-M36)

Deforming dorsopathies (M40-M43)

Spondylopathies (M45-M49)

Other dorsopathies (M50-M54)

Disorders of muscles (M60-M63)

Disorders of synovium and tendon (M65-M68)

Bursitis (from M70-M71; M73 - M76)

Tendinitis (from M75-M76)

Other soft tissue disorders (M70-M79)

Osteoporosis (M80-M82)

Other disorders of bone density and structure (M83-M85)

Paget's disease of bone [osteitis deformans] (M88)

Other osteopathies (M86-M87; M89-M90)

Chondropathies (M91-M94)

Other disorders of the musculoskeletal system and connective tissue (M95-M99)



Glomerular diseases (N00-N08)

Renal tubulo-interstitial diseases (N10-N16)

Renal failure (N17-N19)

Urolithiasis (N20-N23)

Other disorders of kidney and ureter (N25-N29)

Other diseases of the urinary system (N30-N39)

Hyperplasia of prostate (N40)

Inflammatory diseases of prostate (N41)

Other diseases of male genital organs (N42-N49)

Disorders of breast (N60-N64)

Endometriosis (N80)

Inflammatory diseases of female pelvic organs (N70-N77)

Other noninflammatory disorders of female genital tract (N81-N93; N96-N98)

Pain and other conditions associated with female genital organs and menstrual cycle (N94)

Menopausal and other perimenopausal disorders (N95)

Other disorders of the genitourinary system (N99)



Pregnancy with abortive outcome (O00-O08)

Oedema, proteinuria and hypertensive disorders in pregnancy, childbirth and the puerperium (O10-O16)

Other maternal disorders predominantly related to pregnancy (O20-O29)

Maternal care related to the fetus and amniotic cavity and possible delivery problems (O30-O48)

Preterm delivery (O60)

Other complications of labour and delivery (O61-O75)

Delivery (O80-O84)

Complications predominantly related to the puerperium (O85-092)

Other obstetric conditions, not elsewhere classified (O95-O99)



Fetus and newborn affected by maternal factors and by complications of pregnancy, labour and delivery (P00-P04)

Disorders related to length of gestation and fetal growth (P05-P08)

Birth trauma (P10-P15)

Respiratory and cardiovascular disorders specific to the perinatal period (P20-P29)

Infections specific to the perinatal period (P35-P39)

Haemorrhagic and haematological disorders of fetus and newborn (P50-P61)

Transitory endocrine and metabolic disorders specific to fetus and newborn (P70-P74)

Digestive system disorders of fetus and newborn (P75-P78)

Conditions involving the integument and temperature regulation of fetus and newborn (P80-P83)

Other disorders originating in the perinatal period (P90-P96)



Congenital malformations (Q00-Q99)



Cough (R05)

Other symptoms and signs involving the circulatory and respiratory systems (R00-R04; R06-R09)

Other symptoms and signs involving the digestive system and abdomen (R10;
R13-R19)

Nausea and vomiting (R11)

Heartburn (R12 in GI segment)

Symptoms and signs involving the skin and subcutaneous tissue (R20-R23)

Symptoms and signs involving the nervous and musculoskeletal systems (R25-R29)

Unspecified urinary incontinence (R32)

Other symptoms and signs involving the urinary system (R30-R31; R33-R39)

Symptoms and signs involving cognition, perception, emotional state and behaviour (R40-R46)

Symptoms and signs involving speech and voices (R47-R49)

General symptoms and signs (R50-R63; R68-R69)

Cachexia (R64 in "B" Section)

Abnormal findings on examination of blood, without diagnosis (R70-R79)

Abnormal findings on examination of urine, without diagnosis (R80-R82)

Abnormal findings on examination of other body fluids, substances and tissues, without diagnosis (R83-R89)

Abnormal findings on diagnostic imaging and in function studies, without diagnosis (R90-R94)

Ill-defined and unknown causes of mortality (R95-R99)

                                    EXHIBIT E

      1. KB's acquisition of remacemide from Fisons Corporation (now Rhone Poulenc Rorer and referred to herein as "Fisons") did not include rights to make, have made, use or sell remacemide for any ophthalmic indication for glaucoma and other related pathologies of the anterior and/or posterior chamber and optic nerve and retinal ischemic and non-ischemic neural degeneration, an option for the rights to such indications having been previously committed to Alcon by Fisons. In addition, if KB discontinues research and development of remacemide, KB has an obligation to return such Compound to Fisons. There is a 6% royalty payable on Net Sales of remacemide by a member of the Astra Group (as such terms are defined in the Fisons acquisition agreement).

      2. KB's acquisition of rights to candesartan cilexitil ("candesartan") from Takeda Chemical Industries, Ltd. ("Takeda") does not include rights to manufacture candesartan substance unless specifically authorized by Takeda. The development of candesartan is subject to agreement between Takeda and KB, and KB and its subsidiaries may not proceed with development activities without such agreement. KB has an obligation to pay Takeda 28% of the Net Selling Price as such term is defined in the license KB obtained from Takeda. KB may grant only subdistribution rights to KBI.

                                    EXHIBIT F

                        PRECLINICAL AND CLINICAL STUDIES

SAFETY ASSESSMENT


PREAMBLE:   All safety assessment protocols should be consistent with the current standards of the Food and Drug Administration and should be in compliance with Good Laboratory Practices.

      1. Acute toxicity - 2 species (2 rodents), both sexes, by two routes of administration.

      2. Ames test

      3. Depending on test compound and proposed clinical program, a 2-week, 4-week, 3-month, 6-month, 12-month, or 24-month toxicity study, or combination of one or more of these, would be done in one rodent and one non-rodent species, using both sexes.

      4. Ocular, topical and/or parenteral irritation studies, where required, in appropriate species.

      5.    Teratology studies (Segment II) in rats and rabbits.

      6.    Reproduction studies (Segments I and III) in rats.

      7. Carcinogenicity studies which include range finding to establish maximum tolerated dose. 2 species of rodents.

      8     The carcinogenicity study in rat can be combined with the 12-month toxicity study.

PHARMACOKINETICS

A.    Pre-clinical

      1. Metabolism and disposition of the compound in a rodent and non-rodent species that have undergone safety assessment. If similar studies were done in other species, this information should be included.

      2.    Identification of metabolites

      3.    Evidence of metabolite activity

      4.    Tissue distribution

      5.    Protein binding

      6. Where appropriate, evidence of drug or metabolite transport into the CNS (spinal fluid), breast milk, or across the placenta.

      7.    Evidence of possible induction or inhibition of drug metabolism.

      8.    Relevant in-vitro data on biotransformation.

B. Clinical: Reports, summaries and case report forms of all studies concerning

      1.    Metabolism and disposition in man

      2. Pharmacokinetics, including possible dose dependencies within the therapeutic range.

      3.    Bioavailability of final formulations intended for the market.

      4. Bioequivalence among formulations used in pivotal clinical trials of efficacy and safety and linking them to the final formulations.

      5.    Other relevant data, e.g., drug interaction, effects of diseases.

C.    Analytical Methods

      1. Detailed procedures of methods used in pre-clinical and clinical studies.

      2. Documentation on assay specificity, sensitivity, linearity, and reproducibility.

      3.    Quality assurance procedures in keeping with Good Clinical
Practices.

      Conduct of Sections B and C should be consistent with FDA guidelines and in compliance with Good Clinical Practices.

GENERAL PHARMACOLOGY

      Methods of pharmacological studies will vary with the type of compound under investigation.

      Evaluation of compound concerning:

      1.    Studies of activities related to the primary therapeutic activity.

      2. Studies of activities related to secondary therapeutic activity, e.g.

            a.    CNS

            b.    Autonomic system

            c.    Cardiovascular system

            d.    Respiratory system

            e.    Gastro-intestinal system

            f.    Other systems, where relevant, such as

                  ?  liver function

                  ?  kidney function

                  ?  endocrine functions.

CLINICAL

      Phase I (Clinical Pharmacology) includes those tests and studies required as such by the FDA from time to time.

      Phase I (Clinical Pharmacology) is intended to include the initial introduction of a drug into man. It may be in the usual "normal" volunteer subjects to determine levels of toxicity, and be followed by early dose-ranging studies in patients for safety and in some cases early efficacy.

      Alternatively, with some new drugs, for ethical or scientific consideration the initial introduction into man is more properly done in selected patients.

      The number of subjects and patients in Phase I will, of course, vary with the drug but may generally be stated to be in the range of 20-80 on drug.

      Drug dynamic and metabolic studies, in whichever stage of investigation they are performed, are considered to be Phase I clinical pharmacological studies. While some, such as absorption studies, are performed in the early stages, others, such as efforts to identify metabolites, may not be performed until later in the investigations.

      Phase II (Clinical Investigation) includes those tests and studies required as such by the FDA from time to time.

      Phase II (Clinical Investigation) is intended to include early clinical controlled trials designed to demonstrate effectiveness and relative safety. Normally, these are performed on closely monitored patients of limited number. As a rule this phase will include 50-200 patients on drug.

                 NDA - CONTROL & MANUFACTURING DATA REQUIREMENTS

                           DRUG SUBSTANCE INFORMATION

A.    Nomenclature

      1.    Structural and empirical formula and molecular weight

      2.    Names

            a. Chemical names (including chemical abstracts, KB laboratory identification)

            b.    Proprietary names (including generic and trade marks)

B.    Physical and chemical properties

      1.    Description:  Appearance, color, odor and form

      2.    Physical properties, e.g.

            a.    Thermal behavior

            b. Solubilities: water, selected organic solvents of analytical and pharmaceutical interest. Aqueous solubility as a function of pH.

            c.    Specific rotation

            d.    Index of refraction (liquids)

            e.    pKa

            f.    Partition coefficient

            g.    Hygroscopicity

            h.    Dehydration ? desolvation behavior

            i.    Density

      3. Discussion of physico-chemical properties of particular interest; e.g. solvates, polymorphs, powder technological aspects

      4.    Evidence of chemical structure

            a. A scientific discussion of the chemistry of the molecule on synthetic route

            b.    Spectral data such as UV, IR, NMR, MS and interpretation

            c.    Optical rotation in the case of D- or L-isomers

      5.    Chromatographic behavior (TLC, GLC, LC)

      6.    Purity (impurities arising from synthetic process)

            a.    Potential and actual products

            b. Methods for quantification and information on separation characteristics, sensitivity etc.

      7.    Stability

            a.    Potential and actual degradates

            b.    Methods description and justification of suitability

            c. Stability evaluation of compound in solid state when exposed to various temperatures, humidities and light

            d.    Stability evaluation of compound in solution

                 NDA - CONTROL & MANUFACTURING DATA REQUIREMENTS

                            BULK CHEMICAL INFORMATION

A.    Synthesis information

      1. Chemical raw materials used in the synthesis with acceptance tests, methods and limits

      2.    Chemical process description

            a.    Flow diagram

            b. Description of synthesis on a 1 mole basis (provides limits under which the production scale must operate)

            c. Description of synthesis for a typical production lot (more specific than b. and is not intended as a commitment for all future production batches)

      3. In-process material specifications and test methods for each synthetic step to demonstrate suitability for next step

      4. Description of hypothetical and actual impurities resulting from the process

      5. Purchased synthetic intermediates that are not items of commerce will require information under A1, A2a and B1.

B.    Bulk chemical specifications and test methods

      1. Basic specifications and test methods consistent with compendial monographs for similar substances (identity, purity, strength, etc.)

      2. Report on analytical development describing rationale for selection of methods, precision and accuracy of assay methods, etc.

      3.    Reference standard

            a.    Method of preparation, isolation and purification of lot

            b.    Analytical characterization

                  (1) Spectral data, e.g., UV, IR, 1[SUBSCRIPT H], and 13[SUBSCRIPT C], NMR, MS and interpretation

                  (2)   Chromatographic data, e.g. TLC, LC

                  (3)   Other, e.g., phase solubility

            c. Certificate of analysis demonstrating conformance to bulk chemical specification

C.    Facilities information (if compound is to be imported for commercial use)

      A description of the site performing the commercial scale process and quality control of the new drug substance (conforming to current FDA drug master file guidelines). A statement identifying local environmental regulations to which the facility conforms.

                NDA -- CONTROL & MANUFACTURING DATA REQUIREMENTS

                             DOSAGE FORM INFORMATION

A.    Composition (KBI Product Definition)

      1. Formula (mg/dosage unit or mass/volume of each component for a typical production batch)

      2.    Specifications and test methods for components. USP/NF if possible

      3.    Detailed description of production

B.    Packaging

      Packaging components supplied by KBI may be preferred for use in stability studies and commercial production for the USA. If other components are used they should be characterized in a suitable way, e.g. by the USP physicochemical tests for plastic or high density polyethylene containers.

C.    Dosage form testing

      1.    Finished product test methods and specifications

            a. Specifications and test methods consistent with USP specifications associated with the dosage form

            b. Dissolution methods, specifications and rationale for the selection of the medium

            c. Assay method is specific and stability indicating. In case degradation of the active ingredient might occur during production and shelf life, suitable tests and limits are included. Report of methods suitability is provided.

            d. Automated methods for content uniformity and dissolution procedures should be validated against manual procedures

            e. Additional test procedures and specifications as necessary to assure control of specific dosage forms and compounds

      2.    In-process tests and specifications

      3.    Stability testing (KBI Product Definition)

            a. Stability study protocols jointly approved by KBI and KB prior to the initiation of studies

            b. Test methods and information on accuracy, precision, selectivity, sensitivity

            c.    Report on the stability characteristics of the product

D.    Samples

      1. Bulk drug and finished product samples (4 times the quantity required to perform all test procedures contained in the NDA) and analytical data

      2. Referenced standard samples (in duplicate) and analytical characterization data

      3. Samples of isolated intermediates from the synthetic process, in-process impurities and when possible product degradates (in duplicate)

E.    Facilities Information (If commercial dosage form to be imported)

      A description of the site performing commercial dosage form production and quality control (conforming to current FDA Drug Master File guidelines). A statement identifying local environmental regulations to which the facility conforms.

                                    EXHIBIT G
                   FORM OF COMMON AND JOINT INTEREST AGREEMENT


            COMMON AND JOINT INTEREST AGREEMENT, dated as of ___________, by and among [ASTRA AB, a company limited by shares organized and existing under the laws of Sweden KB, ("KB"), ASTRA MERCK ENTERPRISES INC., a corporation organized and existing under the laws of the State of Delaware ("KBI-E"), ASTRA MERCK INC., a corporation organized and existing under the laws of the State of Delaware ("KBI"), ASTRA PHARMACEUTICALS, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("the Partnership"), and MERCK & CO., INC., a corporation organized and existing under the laws of the State of New Jersey ("TR")] (the "Agreement"). [Add or delete parties as appropriate]

            WHEREAS, KB and KBI entered into that certain Amended and Restated License and Option Agreement made as of July 12, 1982, as amended and restated as of July 1, 1998 (the "KBI License") relating to the development and marketing of certain pharmaceutical compounds;

            WHEREAS, KBI has assigned its rights and delegated its obligations under the KBI License to KBI-E, other than KBI's rights and obligations with respect to Trademarks (as defined in the KBI License), Selected Compounds (as defined in the KBI License) and the Selected Uses (as defined in the KBI license) for Licensed Compounds (as defined in the KBI License);

            WHEREAS, KB, KBI-E, KBI, TR, the Partnership and the other entities noted therein are parties to that certain Master Restructuring Agreement dated as of June 19, 1998 (the "Master Restructuring Agreement");

            [Insert additional WHEREAS clauses including, if appropriate, those bracketed in the following form]

            [WHEREAS, ____ is the holder of the New Drug Applications ("NDAs") for certain compounds, including _________, and has listed certain patents relating to _________ with the Food and Drug Administration (the "FDA") pursuant to the Waxman-Hatch Act;]

            [WHEREAS, KB and _________, a wholly-owned subsidiary of KB, own the patents listed with the FDA and other patents relating to ______________ (the "Patents");]

            [WHEREAS, pursuant to the above-described agreements, the parties hereto have worked jointly and cooperatively in connection with the [licensing, development, marketing and sale] in the Territory of certain compounds, including ___________, and have exchanged and communicated information related to the Patents and Proceedings (as hereafter defined);]

            [WHEREAS, the parties anticipate disputes, litigation, or other proceedings concerning, inter alia, (i) the validity, enforceability or coverage of the Patents, or (ii) the filing of abbreviated new drug applications ("ANDAs"), or other efforts by third parties, including filings with or proceedings before the FDA relating to the approval of ____________ (collectively, "Proceedings");]

            [WHEREAS, in anticipation of the Proceedings, the parties expect to continue to exchange or communicate information relating to such Proceedings by, between or among themselves;]

            [WHEREAS, the parties now understand that one or more ANDAs have been or are likely to be filed in the near future, and that certain Proceedings relating to the Patents or other matters related to ______________ may be filed in connection therewith;]

            WHEREAS, in connection with and in anticipation of the Proceedings, the parties want to ensure the continued protection of:

            (i) advice, attorney-client information, mental impressions, conclusions, opinions, legal theories, witness statements, trial preparation, trial strategy, trial tactics, and other notes, memoranda and work product of counsel, the identity and work product of consulting experts retained to advise a party regarding the proper analysis of the underlying facts, and other privileged information or information protected by the work product doctrine relating to the Patents and Proceedings ("Privileged Information/Work Product"); as well as

            (ii) client confidences, trade secrets, and other proprietary, business or technical information ("Confidential Information");

while at the same time being able to exchange certain information and cooperate in certain joint and common efforts relating to the Patents and Proceedings, in order that each may obtain an accurate appraisal of the facts underlying the Proceedings, and present the most appropriate positions with respect thereto;

            WHEREAS, the parties have had and continue to have a common interest relating to ___________ and the Patents;

            WHEREAS, the parties have been and continue to be of the opinion that it is in their best interests to exchange information and to cooperate in furtherance of their common interest relating to ____________ and the Patents relating to ____________; and

            WHEREAS, this Agreement confirms and reduces to writing the bases for the continuing exchange of Privileged Information/Work Product and Confidential Information in furtherance of the parties' common interest in ______________ and the Patents and in anticipation of Proceedings, such that the exchange of Privileged Information/Work Product and Confidential Information has not and will not defeat claims of privilege or work product protection, or impair the confidentiality of such Privileged Information/Work Product and

Confidential Information.]

            NOW, THEREFORE, in order to accomplish the goals set forth above, [KB, KBI, KBI-E the Partnership, TR] and [add or delete parties as appropriate] hereby agree as follows:

            1. Pursuant to their common and joint interests in the Patents and Proceedings and in connection with and anticipation of Proceedings, the parties have and will cooperate with each other in connection with such Patents and Proceedings, and will further cooperate to protect all Privileged Information/Work Product and Confidential Information to the maximum extent permitted by law.


            2. In connection with any actual or potential Proceedings, Privileged Information/Work Product and Confidential Information heretofore and hereafter exchanged by, between or among the parties, and the parties' respective employees, counsel and agents, shall retain all privileges and protections (including, but not limited to, the attorney-client privilege and the protection of the work product doctrine) as if the parties were one party. The exchange of Privileged Information/Work Product and Confidential Information between or among the parties, and the parties' respective employees, counsel and agents, in connection with any actual or potential Proceedings, shall not be deemed a waiver of any privilege by the disclosing party with respect to any information or subject matter. Each party to this Agreement shall retain the right to assert any and all privileges and protections against non-parties to this Agreement with respect to shared Privileged Information/Work Product and Confidential Information that originated from it.

            3. The parties do not intend by this Agreement to compel the disclosure to each other of any materials or information that any party believes should be kept confidential to itself, and nothing in this Agreement shall require the disclosure among the parties of any such information. Nonetheless, each party agrees to share Privileged Information/Work Product and Confidential Information with the other parties, to the maximum extent such sharing is, in its sole judgment, consistent with such party's protection of its own interests.

            4. Any Privileged Information/Work Product and Confidential Information exchanged or communicated in the past or future by, between or among the parties or their counsel concerning the Patents and in contemplation or anticipation of Proceedings shall be deemed subject to this Agreement.

            5. All oral, written, pictorial, electronic, and physical Privileged Information/Work Product and Confidential Information communicated by, between and among the parties relating to the Proceedings shall be covered by this Agreement.

            6. Each party shall take appropriate steps to ensure the confidentiality of all Privileged Information/Work Product and Confidential Information received by it. Privileged Information/Work Product and Confidential Information may be disclosed by a receiving party only to persons with whom such a communication would be privileged or protected by the work product doctrine or attorney-client privilege. Except as stated in the preceding sentence, each party agrees that all Privileged Information/Work Product and Confidential Information received from another party shall be held in strictest confidence and shall not be given, shown, made available, communicated or otherwise disclosed in any way to anyone without the express consent of the party from whom the Privileged Information/Work Product and Confidential Information was received. It shall be the duty of each party to inform all persons to whom disclosures are made pursuant to this Agreement that all such disclosures are to be kept confidential.

            7. Privileged Information/Work Product and Confidential Information exchanged or communicated by, between or among the parties may be used by the party to whom such Privileged Information/Work Product and Confidential Information is given for the purposes set forth in this Agreement and for no other purpose. However, each party shall retain the right to use all Privileged Information/Work Product and Confidential Information it has furnished to other parties for any purpose.

            8. Notwithstanding any provision of this Agreement, the confidentiality, use or disclosure of any Confidential Information that a party received and is or was entitled to receive under any other agreement shall be governed entirely by the terms and conditions of that other agreement, and shall not be subject to any higher level of confidentiality or greater restriction by reason of this Agreement.

            9. If any non-party to this Agreement requests that any party to this Agreement disclose any Privileged Information/Work Product and Confidential Information supplied by another party, the party receiving the disclosure request shall (a) notify the party from whom the materials originated that the request for disclosure has been made, and (b) shall provide the party from whom the materials originated with an opportunity to assert a claim of privilege or work-product protection or otherwise seek relief to prevent disclosure of Privileged Information/Work Product and Confidential Information. In addition, at the request and expense of the party from whom the materials originated, the party receiving the disclosure request shall seek a protective order or other relief from a court in order to prevent the disclosure of said materials.

            10. Nothing in this Agreement or the exchange of Privileged Information/Work Product and Confidential Information pursuant to this Agreement shall create an attorney-client relationship between any counsel and any party to this Agreement, or affect any existing attorney-client relationship between any counsel and any party to this Agreement. Except as set forth in Paragraph 9 above, each party shall be responsible for the payment of the fees and expenses of its own counsel related to any Proceedings.

            11. Any party to this Agreement can withdraw from participation herein by notifying the other parties in writing on fifteen (15) days' notice. Such withdrawal does not affect the obligations relating to maintenance of the confidentiality of Privileged Information/Work Product and Confidential Information received by such withdrawing party which existed pursuant to this Agreement prior to any such withdrawal. Any party which withdraws from participation in this Agreement must continue to assert the privileges and work product protections with respect to all Privileged Information/Work Product and Confidential Information received by such party prior to such party's withdrawal unless and until such privileges and protections are expressly waived by the remaining parties hereto, and shall continue to abide by the provisions of Paragraph 9 in the event that any third party requests that the withdrawing party disclose any Privileged Information/Work Product and Confidential Information materials subject to this Agreement. Upon request by the party or parties from which Privileged Information/Work Product and Confidential Information originated, the withdrawing party shall return all physical copies of such Privileged Information/Work Product and Confidential Information to such party or parties.

            12. This Agreement shall be governed by the substantive laws of the State of New York, without regard to that state's conflict of laws rules.

            13. The parties agree that there exists no adequate remedy or law for breach of this Agreement and that specific performance and or injunctive relief are appropriate remedies to compel performance hereunder.

            14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



[MERCK & CO., INC.                        [ASTRA AB



By: ____________________________          By:__________________________________
    Name:                                     Name:
    Title:]                                   Title:]


[ASTRA MERCK ENTERPRISES INC.             [ASTRA MERCK INC.



By: ____________________________          By:__________________________________
    Name:                                     Name:
    Title:]                                   Title:]

[ASTRA PHARMACEUTICALS, L.P.              [ADD OR DELETE PARTIES AS APPROPRIATE]
By:  KB USA, L.P., its General Partner
By:  Astra AB, its General Partner



By:__________________________________
    Name:
    Title:]

                                    EXHIBIT H
              PRINCIPLES FOR COOPERATION ON PRILOSEC PATENT ISSUES


1. Full cooperation and communication between KB and TR on ANDAs, other infringements and other patent issues related to Prilosec.

2. TR will have full representation on the KB Prilosec patent working group and will be entitled to full disclosure of information.

3.    Decision making by the working group will be by consensus.

4. If the working group cannot reach consensus the issue will ultimately be decided by a committee consisting of one executive from each of KB and TR. The working group and/or executives may seek the advice of a liaison committee consisting of a high level representative from each of KB and TR. Astra has appointed Cege Johansson and Merck has appointed Judy Lewent. Appointed for the liaison committee are M. Parup (for KB) and P. Matukatis (for TR).

5. The working group will establish procedures for operation consistent with the principles set forth herein.

6. Merck shall be permitted to have outside counsel representation. KB will accept Fitzpatrick, Cella, Harper & Scinto as Merck's representative.

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]


                                 June 12, 1998

VIA FACSIMILE

Robert L. Baechtold, Esq.
Fitzpatrick, Cella, Harper & Scinto
277 Park Avenue
New York, New York 10172

          Re:  Possible Patent Litigation against
               Abbreviated New Drug Application Filers

Dear Bob:

          In furtherance of our clients' common legal interests and strategies with respect to the PRILOSEC(R) product, we have been working together for some time, together with our respective clients and other lawyers, to prepare for anticipated litigations on the patents listed in the Orange Book relating to that product. This letter will confirm the cooperation and communication arrangements you and I have agreed upon to assist us in preparing for these prospective litigations and for cooperation in the litigations now commenced.

          Kaye, Scholer and Fitzpatrick, Cella will be trial counsel, representing their respective clients, Astra and Hassle, on the one hand, and Astra Merck Enterprises and Astra Merck on the other. We have also been consulting with other counsel for our clients, both outside and inside counsel, including, regulatory, patent and antitrust counsel.

          The coordination system upon which we have agreed is that each of our clients have in-house attorneys assigned to this matter: Annika Ryberg for Astra and Hassle, William Krovatin for Merck, and Tom McCaffrey for AMEI and AMI. We have had, and will continue to have, joint meetings between counsel, including client representatives when appropriate. Pursuant to the Common and Joint Interest Agreement entered into by our respective clients, documents have been and will continue to be exchanged between the various

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]

Robert L. Baechtold, Esq.               2                        June 12, 1998

parties as appropriate to prepare for anticipated litigations and for coordination in the litigations now commenced.

          If anything I have set forth herein is not accurate, please contact me.

                                             Very truly yours,

                                             /s/ Thomas L. Creel
                                             Thomas L. Creel

TLC: mts

cc:  Annika Ryberg, Esq.
     William Krovatin, Esq.
     Thomas F. McCaffery, III, Esq.
     Thomas F. Clauss, Jr., Esq.
     Surton Keany, Esq.
     Bruce Kuhlik, Esq.
     William Vodra, Esq.
     Paul R. Regensdorf, Esq.